SPRING VALLEY CENTER

OFFICE LEASE

Suite 525

INDEX

PARAGRAPH 1	Basic Provisions
(a) Tenant
(b) Premises
(c) Basic Rental
(d) Security Deposit
(e) Lease Term
(f) Estimated Commencement Date
(g) Operating Expense Stop
(h) Permitted Use
(i) Parking Rights
PARAGRAPH 2	Lease Grant

PARAGRAPH 3	Lease Term

PARAGRAPH 4	Construction of Finish Work in Premises

PARAGRAPH 5	Tenant's Basic Rental Obligation
(a) Basic Rental
(b) Security Deposit

PARAGRAPH 6	Tenant's Additional Rental Obligation
(a) Additional Rental
(b) Adjustment of Actual Operating Expenses
(c) Actual Operating Expenses Enumerated
(d) Estimated Actual Operating Expenses
(e) Rentable Area
(f) Tenant's Right to Audit
(g) No Reduction in Basic Rental

PARAGRAPH 7	Automatic Transfer
(a) Landlord Option to Collect via
Automatic Transfer
(b) Tenant Pays All Fees
(c) Tenant Notifies of Bank Change
(d) Mistake in Debit
(e) Failure to Comply Is a Lease Default

PARAGRAPH 8	Landlord's Obligations
(a) Water, Heat, Air Conditioning, Janitorial and Elevator Service and Maintenance Obligations
(b) Electrical Service
(c) Interruption of Services
(d) Landlord's Interruption of Service
(e) Discontinuance of Service
(f) Right to Designate Utility Provider
(e) No Remedies

PARAGRAPH 9	Tenant's Covenants
(a) Alterations
(b) mechanic's and Materialmen's Liens
(c) Permitted Use of Premises
(d) Repairs
(e) Purchase of Parking Rights

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(f) Compliance with ADA
(g) Hazardous Materials
PARAGRAPH 10	Assignment and Subletting
(a) Assignment or Subletting by Tenant
(b) Continuing Liability
(c) Excess Rents

PARAGRAPH 11	Indemnity and Insurance
(a) Casualty Insurance
(b) Liability Insurance
(c) Waiver of Claims
(d) Indemnity

PARAGRAPH 12	Fire or Casualty

PARAGRAPH 13	Condemnation

PARAGRAPH 14	Default and Remedies
(a) Events of Default
(b) Remedies
(c) Effect of Suit or Partial Collection
(d) Remedies Cumulative

PARAGRAPH 15	Surrender of Premises
(a) Surrender
(b) Removal of Alterations and Tenant's Property

PARAGRAPH 16	Holding Over

PARAGRAPH 17	Mortgages

PARAGRAPH 18	Certain Rights Reserved by Landlord
(a) Common and Service Area Alterations
(b) Parking
(c) Rules and Regulations
(d) Food Preparation
(e) Security Measures
(f) Right To Relocate Tenant

PARAGRAPH 19	Miscellaneous
(a) Time Is of the Essence
(b) Force Majeure
(c) No Personal Liability of Landlord
(d) Quiet Enjoyment
(e) Entire Agreement and Amendments
(f) Interpretation, Applicable Law, Exclusive Venue and Service of Process
(g) Severability
(h) Terms Binding
(i) Estoppel Certificates
(j) Late Payment Charge and Interest Payable
(k) Security Deposit
(1) Access to Premises
(m) Notices
(n) Acceptance of Premises and Building by Tenant
(o) Building Name

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(p) Landlord's Lien
(q) Authority to Sign Lease
(r) Attorneys' Fees, Costs and Expenses
(s) Execution of Lease
(t) No Attornment
(u) Arms-Length Transaction
(v) Confidentiality
(w) Notice and Cure
(x) Limitation of Tenant's Time to Sue
(i) Commencement of Action
(ii) Tenant Acknowledgment
(y) Exhibits and Riders

PARAGRAPH 20	Special Provisions.

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SPRING VALLEY CENTER OFFICE LEASE

THIS LEASE (herein so called) is made as of the 25th day of March, 2008, by and between Spring Valley Center, LLP, a Limited Liability Partnership ("Landlord"), and the Tenant named below.

WITNESSETH:

1. Basic Provisions.

(a) Tenant:	MESA ENERGY INC.

(b) Premises:	Suite 525 . 5220 Spring Valley Road
Dallas, Texas 75254.

Approximate Rentable Area:
1572 square feet (RA).

(c) Basic Rental:	$ 2292.50 per month; annual rental rate
per square foot (RA): $17.50/( r ) s. f .

(d) Security Deposit:	$ 2292.50

(e) Lease Term:	April 1. 2008- September 30. 2008 (6 months)

(f) Estimated
Commencement Date	April 1.2008

(g) Operating Expense Stop: $8.75/ ( r ) s.f.

(h) Permitted Use:	Administrative Office for Oil & Gas Company

(i) Parking Spaces:	4 Covered at No Charge & 1 Uncovered at No Charge

2.          Lease Grant.

Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises described above, which are shown in Exhibit A attached hereto. The Premises are located in the building described above (the "Building"), located on the real property described in Exhibit B attached hereto (the "Land"). The Land, the Building, the parking facilities, parking garage and other structures and improvements, landscaping, fixtures, appurtenances and other common areas now or hereafter placed, constructed or erected thereon comprise the project (the "Project") known as the Spring Valley Center Office Building in Dallas, Dallas County, Texas. This Lease is granted subject to the terms hereof, the rights and interests of third parties under existing liens, easements and encumbrances affecting such property, all zoning regulations, rules, ordinances, building restrictions and other laws and regulations now in effect or hereafter adopted by any governmental authority having jurisdiction over the Project or any part thereof.

3. Lease Term.

This Lease shall be for the term of years described above, commencing on the later of (a) the Estimated Commencement Date set forth in Paragraph 1 or (b) ten (10) days after Landlord's substantial completion of the Finish Work (as hereinafter defined) in the Premises, but if Tenant takes possession of the Premises or any portion thereof for the conduct of business before either such date, then the Lease Term shall commence on the date Tenant in fact occupies the Premises or any portion thereof for such purpose.

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4. Construction of Finish Work in Premises.

Notwithstanding anything to the contrary contained or implied elsewhere in this Lease, Tenant hereby accepts the Premises "AS IS, WHERE IS and WITH ALL FAULTS" and expressly agrees that Landlord shall not be required to perform or construct any leasehold improvements, tenant finish work or similar work (the "Finish Work") or to provide any allowances therefor, unless otherwise expressly set forth elsewhere herein.

5. Tenant's Basic Rental Obligation.

(a) Basic Rental. Beginning on the Commencement Date, Tenant shall pay to Landlord the Basic Rental without demand, deduction or setoff, for each month of the entire Lease Term. If the day on which Basic Rental is first due is other than the first day of a calendar month, rent for such partial month shall be prorated on a daily basis. All Basic Rental shall be paid by Tenant to Landlord in advance on or before the first day of each calendar month during the Lease Term; provided, however, if the first day of any calendar month during the Lease Term falls on any day which is a Saturday, Sunday or legal holiday pursuant to the laws of the State of Texas, Basic Rental shall be paid by Tenant to Landlord for such calendar month in advance on or before the last day of the immediately preceding calendar month which is not a Saturday, Sunday or legal holiday pursuant to the laws of the State of Texas. All rental and other payments which are due hereunder shall be made payable to Landlord. Tenant agrees to pay said rental and other payments to Landlord at 5220 Spring Valley Road, #150, Dallas, Texas 75254, Attention: Building Manager, or at such other place as may from time to time be designated in writing by Landlord, in lawful money of the United States of America without any prior demand therefor and without any deduction or setoff whatsoever.

(b) Security Deposit. Tenant shall deposit with Landlord the amount shown above as a Security Deposit contemporaneously with the execution hereof. Tenant's Security Deposit shall be held in accordance with the terms of Paragraph 19(k).

6. Tenant's Additional Rental Obligation.

(a) Additional Rental. Beginning on the Commencement Date, Tenant shall pay to Landlord each calendar year additional rental (the "Additional Rental") equal to Tenant's proportionate share of the Actual Operating Expenses (defined below) for the Building for such calendar year in excess of the Operating Expense Stop multiplied by the number of square feet of Rentable Area in the Premises. Additional Rental shall be prorated on a daily basis for each partial calendar year in the Lease Term. Tenant's proportionate share shall be based on the ratio which the Rentable Area in the Premises (adjusted for office expansions) bears to the Rentable Area within the Building.

(b) Adjustment of Actual Operating Expenses. Notwithstanding any language herein to the contrary, if the Building is not fully occupied during any calendar year of the Lease Term, Actual Operating Expenses shall be determined as if the Building had been fully occupied during such year. For the purposes of this Lease, "fully occupied" shall mean occupancy of one hundred percent (100%) of the Rentable Area in the Building.

(c) Actual Operating Expenses Enumerated. Actual operating expenses (the "Actual Operating Expenses") shall include all expenses, costs and disbursements of every kind and nature incurred or paid by Landlord in connection with the ownership and/or the operation, maintenance, repair and security of the Project, including (without limitation) such expenses as utility costs, wages and administration expenses [including salaries and wages, social security, unemployment compensation, insurance and other employee benefits and indirect compensation], landscaping, maintenance and repair costs, costs of independent contractors, fees (other than legal fees directly related to leasing activities of Landlord), insurance premiums and real estate taxes, sales, use or excise taxes and other governmental assessments. Actual Operating Expenses shall exclude the capitalized cost of permanent improvements (other than those installed to reduce operating costs or as may be required by law); interest, amortization or other payments on loans to Landlord (other than that incurred to finance items which are included in Actual Operating Expenses); all costs reimbursed to Landlord out of insurance proceeds or from tenants or other sources not affiliated with Landlord: and depreciation of the Building.

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(d) Estimated Actual Operating Expenses. Landlord shall have the right to estimate Additional Rental to accrue hereunder and Tenant shall pay to Landlord the amount of such estimate monthly with Tenant's Basic Rental payments. If Landlord estimates Additional Rental in advance, then by each April 1 or as soon thereafter as practical, Landlord shall furnish to Tenant a statement of Landlord's Actual Operating Expenses for the previous calendar year. Notwithstanding anything to the contrary contained or implied elsewhere herein, it is expressly agreed that Landlord's failure to estimate Additional Rental and/or to provide same to Tenant by April 1st of each year (or as soon thereafter as practicable), and/or Landlord's failure to furnish to Tenant a statement of Landlord's Actual Operating Expenses for any calendar year shall in no way excuse or release Tenant from Tenant's continuing obligation to pay Tenant's portion of Landlord's Actual Operating Expenses for the applicable year or constitute a waiver, release or relinquishment of Landlord's continuing right to bill and collect Tenant's portion of Landlord's Actual Operating Expenses for the applicable year from Tenant. If for any calendar year Tenant's Additional Rental collected for the prior year, as a result of payment of Tenant's estimated Additional Rental, is in excess of Tenant's Additional Rental actually due during such prior year, then, so long as Tenant is not in default hereunder, Landlord shall refund to Tenant any overpayment (or, at Landlord's option, apply such amount against rentals due or to become due hereunder). Likewise, Tenant shall pay to Landlord, on demand, any underpayment with respect to the prior year.

(e) Rentable Area. As used in this Lease the term "Rentable Area" means the aggregate of the Usable Area (as hereinafter defined) plus the product of the Usable Area times fifteen percent ( 15%). As used in this Lease the term "Usable Area" means:

(i) In the case of a single tenancy floor, all floor area measured from the inside surface of the outer glass or finished column or exterior walls of the Building to the inside surface of the opposite exterior wall, excluding only the areas (hereinafter "Service Areas") within the exterior walls used for elevator mechanical rooms, building stairs, fire towers, elevator shafts, flues, vents, stacks, pipe shafts and vertical ducts, but including any Service Areas which are for the use of the particular tenant such as special stairs or elevators, elevator foyers, rest rooms, mechanical, electrical and telephone rooms, janitor closets, vending area and corridors;

(ii) In the case of a floor to be occupied by more than one tenant, all floor areas within the inside surface of the outer glass or finished column or exterior walls enclosing the portion of the Premises on such floor and measured to the mid-point of the walls separating areas leased by or held for lease to other tenants or from areas devoted to corridors, elevator foyers, rest rooms, mechanical rooms, janitor closets, vending areas, and all other similar facilities for the use of all tenants on a particular floor (hereinafter sometimes called "Common Areas"); and

(iii) The Rentable Area in the Premises has been calculated on the basis of the foregoing definition and is hereby conclusively stipulated for all purposes hereof to be 1572 square feet, whether the same should be more or less as a result of variations resulting from actual construction and completion of the Premises for occupancy.

(f) Tenant's Right to Audit. In the event that Tenant's pro rata share of Actual Operating Expenses increases by more than five percent (5%) in any Lease Year, Tenant, at its expense, shall have the right, so long as Tenant is not then in default hereunder (and no event or condition then exists which, with the giving of notice and/or lapse of time, would constitute such a default) for a period of thirty (30) days following receipt of notice from Landlord specifying Tenant's pro rata share of Actual Operating Expenses to audit, at any reasonable time during regular business hours of the Landlord at the place where Landlord's books and records are maintained [with such books and records being currently maintained by Landlord in its New York offices and with the continuing right of Landlord to move such books and records to another business location of Landlord upon five (5) days written notice thereof by Landlord to Tenant] upon fourteen (14) days prior written notice to Landlord, Landlord's books and records relating to Operating Expenses with respect to the year to which such notice relates, or at Landlord's sole discretion, in lieu of Tenant conducting such audit, Landlord will provide (at Tenant's expense) such audit prepared by a certified public accountant. Tenant shall provide Landlord a copy of any audit obtained by Tenant within fifteen (15) days of Tenant's receipt thereof. All fees, costs and expenses incurred in connection with such audit (including, but not limited to, copying costs), whether performed at Tenant's direction or provided by Landlord, shall be paid by Tenant immediately upon presentation of a statement therefor. In the event such audit shall establish that Landlord's statement of Tenant's pro rata share of Actual Operating Expenses as set forth in such notice exceeded Tenant's pro rata share of Actual Operating Expenses actually due and Tenant shall have theretofore paid such incorrect amount, such excess amount paid by Tenant shall be credited against the next maturing installments due from Tenant to Landlord for Tenant's pro rata share of the Actual Operating Expenses. In the event such audit shall establish that Landlord's statement of Tenant's pro rata share of Actual Operating Expenses as set forth in such notice was less than Tenant's pro rata share actually due, Tenant shall pay to Landlord as Additional Rental such excess amount due within thirty (30) days following presentation of a statement therefor. Notwithstanding anything to the contrary set forth herein, no such audit shall be conducted by Tenant if any other tenant in the Building has conducted an audit for the year Tenant intends to audit and Landlord furnishes a copy of the results of such audit to Tenant. No sublessee shall have any right to conduct an audit and no assignee of Tenant shall have any right to conduct an audit for any period of time during which such assignee was not in possession of the Premises with the prior written consent of Landlord. Notwithstanding anything to the contrary contained or implied elsewhere herein. Tenant shall have no right to initiate or continue any audit pursuant to the terms of this Paragraph 6(f) nor shall Landlord be required to refund and/or credit any incorrect amount collected by Landlord in excess of Tenant's pro rata share of Actual Operating Expenses actually due in the event that Tenant has not first fully paid all of its monthly installments of estimated pro rata share of Landlord's Actual Operating Expenses and any underpayment of same for any prior year.

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(g) No Reduction in Basic Rental. Nothing contained in this Paragraph 6 shall be construed at any time so as to reduce the monthly installments of Base Rental payable hereunder below the amount set forth in Paragraph 5 of this Lease.

7. Automatic Transfer.

(a) Landlord Option to Collect via Automatic Transfer. Instead of requiring Tenant to pay Basic Rental, Additional Rental or other charges in a manner pursuant to Paragraph 5. Paragraph 6 or any other paragraphs of this Lease, Landlord may, at its sole option, upon not less than thirty (30) days prior notice to Tenant require Tenant to promptly execute and deliver to Landlord any documents, instruments, authorizations, or certificates required by Landlord to give effect to an automated debiting system, whereby any and all payments by Tenant (as designated from time to time by Landlord) of whatsoever nature required or contemplated by this Lease shall be debited monthly or from time to time, as determined by Landlord, from Tenant's account in a bank or financial institution designated by Tenant and credited to Landlord's bank account as Landlord shall designate from time to tune.

(b) Tenant Pays All Fees. Tenant shall promptly pay all service fees and other charges connected therewith, including, without limitation, any charges resulting from insufficient funds in Tenant's bank account or any charges imposed on the Landlord.

(c) Tenant Notifies of Bank Change. In the event that Tenant elects to designate a different bank or financial institution from which any Basic Rental, Additional Rental, or other charges under this Lease are automatically debited, notification of such change and the required documents, instruments, authorizations, and certificates specified in Paragraph 7(a) must be received by Landlord no later than thirty (30) days prior to the date such change is to become effective.

(d) Mistake in Debit. Tenant agrees that it shall be and remain fully responsible to Landlord for all payments of Basic Rental, Additional Rental and other charges pursuant to this Lease, even if Tenant's bank account is incorrectly debited in any given month. Such Basic Rental, Additional Rental and other charges shall be immediately payable to Landlord upon written demand.

(e) Failure to Comply Is a Lease Default. Tenant's failure to properly designate a bank or financial institution or to promptly provide appropriate documentation, instruments, authorizations, certificates and/or information in accordance with the terms, provisions and requirements of this Paragraph 7 shall constitute a default by Tenant under this Lease.

8. Landlord's Obligations.

(a) Water. Heat. Air Conditioning. Janitorial and Elevator Service and Maintenance Obligations. Subject to the limitations set forth herein and in the Rules and Regulations, Landlord agrees to furnish Tenant while occupying the Premises and while Tenant is not in default under this Lease: (i) water (hot and cold) at those points of supply provided for general use of tenants of the Building; (ii) Building Standard heat and air conditioning in season, as determined by Landlord, weekdays (other than holidays) between 7:00 a.m. and 6:00 p.m., and Saturdays between 7:00 a.m. and 1:00 p.m., at such temperatures and in such amounts as are reasonably considered by Landlord to be standard (Landlord shall only furnish heat and air conditioning weekdays after 6:00 p.m., on Saturdays after 1:00 p.m., and on Sundays and holidays at the written request of Tenant, and at Tenant's sole cost and expense payable within fifteen (15) days after receipt of an invoice); (iii) Building Standard janitorial service on weekdays other than holidays for Building installations and Building Standard window washing; (iv) operatorless passenger elevators for ingress and egress to the floor on which the Premises are located; and (v) replacement of Building Standard light bulbs and fluorescent tubes, but Landlord's standard charge for such bulbs and tubes shall be paid by Tenant. Landlord additionally agrees to maintain in the Building the exterior walls, roof, windows (provided, however, that Landlord's duty with respect to windows shall only include the repair of breakage to windows not caused by Tenant or its agents, employees, invitees, contractors, subcontractors, licensees or tenants, and shall not include repairs related to the tinting of the windows or any damage to such tinting), structural steel, load-bearing nondemising walls, floors below the level of Tenant's floor covering and the HVAC, electrical and plumbing systems serving the Premises, but located outside the Premises, subject to the terms and conditions of this Lease which may limit Landlord's maintenance, repair and rebuilding obligations under various circumstances.

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(b) Electrical Service. Landlord shall [subject, however, to the controlling terms and provisions of Paragraph 8(e) and Paragraph 8(f) below] utilize commercially reasonable efforts to make available electrical current for Tenant's use of typewriters, voice writers, calculating machines and other machines of similar low electrical consumption, special lighting in excess of Building Standard or any other item of electrical equipment which consumes more than machines of low electrical consumption or requires voltage of more than 120 volts, provided, however, that all costs for extraordinary or unusual demand for electrical service shall be borne by Tenant in addition to any other costs for electrical current to be paid by Tenant to Landlord pursuant to any of the other terms and provisions of this Lease.

(c) Interruption of Service. No damages, compensation, or claim shall ever be made against or payable by Landlord, and this Lease and the obligations of Tenant to timely perform all of its covenants and agreements hereunder shall in no way be affected, impaired, reduced, vitiated, released, waived, modified or excused, in the event that there shall be any interruption, curtailment, slow-down, reduction, stoppage or suspension of the Project's (or any portion thereof) water system, heating, ventilating and air-conditioning system, janitorial service, elevator service, electrical service, telephone, telecommunications or any other utility, or other Project systems serving the Premises or any other services required of Landlord under this Lease (an "Interruption of Service"), by reason of:

(i) any casualty or condemnation;

(ii) an accident;

(iii) an emergency; or

(iv) any Force Majeure Event (as defined in Paragraph 19(b) below) including, but not limited to;

(A) Lack of access to any portion of the Project including, but not limited to the Building or the Premises (which shall include, but not be limited to, the lack of access to any portion of the Project including, but not limited to the Building or the Premises when it or they are structurally sound but inaccessible due to evacuation of the surrounding area or damage to nearby structures or public areas);

(B) Any cause outside the Project,

(C) Reduced air quality or other contaminants within any portion of the Project including, but not limited to, the Building or the Premises that would adversely affect any portion of the Project including, but not limited to the Building or the Premises or its occupants (including, but not limited to, the presence of biological or other airborne agents within any portion of the Project including, but not limited to the Building or the Premises);

(D) Disruption of mail and deliveries to any portion of the Project including, but not limited to the Building or the Premises resulting from a casualty or condemnation;

(E) Disruption of telephone and/or telecommunications services to any portion of the Project including, but not limited to the Building or the Premises resulting from a casualty; or condemnation;

(F) Blockages of any windows, doors, or walkways to any portion of the Project including, but not limited to the Building or the Premises resulting from a casualty or condemnation.

(d) Landlord's Interruption of Service. Landlord reserves the right, without any liability to Tenant, except as may otherwise be expressly provided in this Lease, and without being in breach of any covenant of this Lease, to effect an Interruption of Service, as required or permitted by this Lease or by law, or as Landlord in good faith deems advisable, whenever and for so long as may be necessary, to make repairs, alterations, upgrades, changes, or for any other reason, to the Project's (or any portion thereof) water system, heating, ventilation and air-conditioning system, janitorial service, elevator service, telephone, telecommunications or any other utility or other Project systems serving the Premises, or any other services required of Landlord under this Lease. In each instance Landlord shall exercise reasonable diligence to eliminate the cause of the Interruption of Service, if resulting from conditions within the Project for which Landlord is responsible hereunder, and to conclude the Interruption of Service. Landlord shall give Tenant notice, when practicable, of the commencement and anticipated duration of such Interruption of Service. In the event that an Interruption of Service shall occur with regard to any service required to be furnished by Landlord pursuant to the terms and provisions of this Lease by virtue of any cause whatsoever, Tenant shall notify Landlord in writing of such occurrence and Landlord shall exercise reasonable diligence to eliminate the cause of the Interruption of Service, if resulting from conditions within the Project for which Landlord is responsible hereunder, and to conclude the Interruption of Service. Tenant shall be entitled to an equitable diminution of Basic Rental based upon the percentage area of the Premises which is rendered unfit for occupancy for the Permitted Use, if such interruption or termination of any service required to be furnished by Landlord hereunder continues for more than ten (10) consecutive business days and is caused or occasioned by any event or circumstance other than a Force Majeure Event. Tenant's right to an equitable diminution of Basic Rental shall be Tenant's sole and exclusive remedy in the event of an Interruption of Service with regard to any service which Landlord is required to furnish the Tenant hereunder.

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(e) Discontinuance of Service. Landlord reserves the right, upon not less than thirty (30) days written notice to Tenant, to discontinue the availability of electrical service to the Premises. If Landlord elects such option, Tenant will contract directly with such public utility for the continuance of service to the Premises (subject to the prior written approval by Landlord of the electrical service provider in Landlord's sole and absolute discretion, judgment and opinion) and Landlord shall thereafter have no further responsibility to make such electrical service available to Tenant.

(f) Right to Designate Utility Provider. It is expressly agreed and understood that (i) Landlord expressly reserves and retains the right to designate, in Landlord's sole and absolute discretion, judgment and opinion, the electrical utility provider and any other public or quasi-public utility provider to be utilized by Landlord and/or Tenant at any time and from time to time during the Lease Term in connection with the Premises and/or any other portion of the Project and (ii) Landlord would not execute this Lease without expressly reserving and retaining such right. Accordingly, Landlord shall have the right at any time and from time to time during the Lease Term to either contract for service from a different company or companies currently providing electricity and/or other utility service (each such company shall hereinafter be referred to as an "Alternate Service Provider") or continue to contract for service from the current utility service providers ("Existing Service Providers"). Tenant shall cooperate with Landlord, the Existing Service Providers and any Alternate Service Provider at all times and from time-to-time, and, as reasonably necessary, shall allow Landlord, Existing Service Providers and any Alternate Service Provider reasonable access to the Project's electric lines, feeders, risers, wiring, and any other machinery located or situated within the Premises. Landlord shall in no way be liable or responsible for any loss, or expense that Tenant may sustain or incur by reason of any change, failure, interference, disruption or defect in the supply or character of the electric energy or other utility service furnished to the Premises, the Building or the Project, or if the quantity or character of the electric energy or utility service supplied by the Existing Service Providers or any Alternative Service Provider is no longer available or suitable for Tenant's requirements and no such change, failure, defect, unavailability, or unsuitability shall constitute an actual or constructive eviction, in whole or in part, or (except to the extent otherwise expressly set forth in Paragraph 8(c) above), entitles Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease.

(g) No Remedies. The occurrence of an Interruption of Service pursuant to Paragraphs 8(c), 8(d), 8(e) and/or 8(f) hereof shall not:

(i) Constitute an actual or constructive eviction of Tenant, in whole or in part;

(ii) Except to the extent otherwise expressly set forth elsewhere herein, entitle Tenant to any abatement or diminution of Basic Rental, Additional Rental, or any other costs due from Tenant pursuant to this Lease;

(iii) Relieve or release Tenant from any of its obligations under this Lease;

(iv) Entitle Tenant to terminate this Lease; or

(v) Render Landlord liable in any respect for damages.

9. Tenant's Covenants. Tenant covenants and agrees as follows:

(a) Alterations. Tenant shall make no alterations, changes or improvements to the Premises without first submitting to Landlord plans and specifications therefor and obtaining the prior written consent of Landlord. Any approval by Landlord of any plans and specifications shall not be, nor shall it be deemed to be, a representation or warranty by Landlord that such plans and specifications comply with applicable laws, rules, regulations or requirements of applicable governmental entities or that work when done in accordance with such approved plans and specifications will be safe or structurally sound. All work done by Tenant shall be performed in a good and workmanlike manner, in compliance with applicable laws and at such times and in such manner as not to cause interference with construction in progress or with other tenants in the Building. All contractors and/or subcontractors performing such work must first be approved in writing by Landlord and must provide and maintain in full force and effect such insurance as Landlord may require.

(b) Mechanic's and Materialmen's Liens. Tenant shall have no authority or power, express or implied, to create or cause any mechanic's or materialmen's lien, charge or encumbrance of any kind against the Premises or the Project or any portion thereof. Tenant shall promptly cause any such liens which have arisen by reason of any work claimed to have been undertaken by, through or under Tenant to be fully and finally released by payment, bonding or other method acceptable to Landlord in its sole and absolute discretion, judgment and opinion within thirty (30) days after request by Landlord, and shall indemnify Landlord against losses, costs and expenses (including, but not limited to, reasonable attorneys' fees and costs of suit) arising out of any such claim.

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(c) Permitted Use of Premises. Tenant shall not permit the Premises to be used for any purpose other than for the use specified in Paragraph 1 of this Lease. Tenant shall at all times comply with applicable laws, ordinances, rules and regulations in Tenant's use and/or occupancy of the Premises, whether now existing or hereafter enacted. In the event that any law, ordinance, rule or regulation concerning Tenant's use and/or occupancy of the Premises is passed by any agency, council or other governmental or quasi-governmental body having jurisdiction and such law, ordinance, rule or regulation is silent as to whether the Landlord or the Tenant is responsible for compliance therewith or, alternatively, responsibility for compliance is placed on either or both the Landlord and the Tenant, Tenant agrees that Tenant will at Tenant's sole cost and expense comply with said law, ordinance, rules or regulations. Notwithstanding anything to the contrary contained or implied elsewhere in this Lease [including, but not limited to, the Permitted Use set forth in Paragraph l(h) above], it is expressly agreed and understood that Tenant may not engage in any activity which would cause the number of employees located at any one time upon the premises to exceed five (5) persons.

(d) Repairs. Tenant will not in any manner deface or injure the Premises, Building, Project or any part thereof and will pay the cost of repairing and replacing any damage or injury done to the Premises, Building, Project or any part thereof by Tenant or Tenant's agents, contractors, subcontractors or employees. Tenant shall throughout the Lease Term keep the Premises free from deterioration, waste and nuisance of any kind, excluding ordinary and customary wear and tear and damage resulting from a fire or unavoidable casualty not caused by the act or omission of Tenant or Tenant's agents, contractors, subcontractors or employees. Tenant agrees to keep the Premises in good condition and repair and Tenant shall make all necessary repairs and replacements. If Tenant fails to make such repairs and/or replacements within fifteen (15) days after notice from Landlord, Landlord may at its option make such repair and/or replacements, and Tenant shall upon demand pay Landlord for the cost thereof.

(e) Purchase of Parking Rights. In addition to any other costs, charges or rentals payable hereunder, Tenant shall be required to purchase parking rights for the spaces located in the Building garage at the rates established from time to time by Landlord or Landlord's garage operator. In addition, Landlord or Landlord's garage operator may at any time issue, reissue or make available different substitute or replacement parking access cards, parking identification stickers or similar parking access or identification cards, stickers or similar materials at a cost to Tenant in each instance of the greater of (i) Twenty-Five and No/100 Dollars (S25.00) or (ii) the actual cost to Landlord or Landlord's garage operator in obtaining and providing same. Tenant further acknowledges and agrees that Tenant's invitees, licensees, employees, agents, contractors and subcontractors shall strictly comply with any and all valet parking requirements as may be now or hereafter established and maintained by Landlord.

(f) Compliance with ADA. In the event that, during the Term of this Lease, it is determined that the Premises or any improvements, personal property, fixtures or any other matter or thing comprising a portion of or located within the Premises must be removed, altered, modified, improved, reconstructed, added or changed in order to cause the Premises, or any aspect thereof, to be in compliance with the requirements of Title III of the Americans with Disabilities Act of 1990 (the "ADA"), as modified or amended from time to tune, such removal, alteration, modification, improvement, reconstruction, addition or change shall promptly be undertaken by the Tenant, at the sole cost of the Tenant, so that the Premises and all aspects thereof shall be in compliance with the ADA and any other law, code, statute, regulation and ordinance applicable to the Premises. Prior to commencing work necessary to cause the Premises to comply with the requirements of the ADA and all other applicable laws, codes, statutes, regulations and ordinances, the Tenant shall notify the Landlord of the work to be undertaken by the Tenant in this regard. In the event that the Premises, the Building and/or the Project or any portion or aspect of any of them is hereafter determined to fail to comply with the ADA, such failure of compliance shall not constitute a default or a failure of performance on the part of the Landlord pursuant to the terms and provisions of this Lease. In the event that the Landlord determines, in its sole and absolute discretion, judgment and opinion, that portions of the Premises, the Building and/or the Project should be improved, altered, modified or otherwise changed in order to cause the Premises, the Building and/or the Project, or any portion of any of them, to continue to be in compliance with the requirements of the ADA, Landlord may, but shall have no obligation to, undertake such improvements, alterations, modifications or changes to the Premises, the Building and/or the Project, as the Landlord, in its sole and absolute discretion, judgment and opinion, deems necessary to cause such improvements to comply with the requirements of the ADA. Notwithstanding anything to the contrary contained in this Lease, all costs and expenses for labor, materials, architectural fees, engineering fees, overhead, insurance, maintenance, services or supplies incurred by the Landlord in causing the Premises, Building and/or the Project or any portion thereof to comply or continue to comply with the requirements of the ADA shall be reimbursed to the Landlord as an additional component of the Actual Operating Expenses in accordance with the terms and provisions of this Lease.

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(g) Hazardous Materials. Tenant shall not, without Landlord's prior written consent, use, generate, manufacture, refine, transport, treat, store, handle or dispose of Hazardous Materials on, in, or about the Premises. As used herein, the term "Hazardous Materials" shall mean (i) any toxic substance or hazardous waste, substance or related material, or any pollutant or contaminant; (ii) radon gas, asbestos in any form which is or could become friable, urea formaldehyde foam insulation, petroleum and petroleum products, transformers or other equipment which contain dielectric fluid containing levels of polychlorinated biphenyls in excess of federal, state or local safety guidelines, whichever are more stringent; (iii) any substance, gas, material or chemical which is or may hereafter be defined as or included in the definition of "hazardous substances," "toxic substances," "hazardous materials," "hazardous wastes" or words of similar import under any Environmental Laws. Tenant shall, at its sole cost and expense, comply with every applicable statute, law, ordinance, code, regulation, order, permit, approval, license, judgment, restriction or rule of any federal, state, municipal or other public or quasi-public body, agency, court, department, bureau, officer or authority having jurisdiction over the Premises or Tenant relating to the protection of health or the environment, including without limitation the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. §9061 etseq; the Hazardous Materials Transportation Act, as amended, 49 U.S.C. §1801 etseci.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. §6901 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. §1251 et se£.; the Texas Solid Waste Disposal Act, Texas Civil Statutes, Article 4477 et seq.; Texas Water Code Ann. chapter 678, Texas Oil and Hazardous Substances Spill Contingency Plan, Texas Water Code Ann., Texas Industrial Waste Management Regulations, Texas Water Code, §5 et seq. (collectively, "Environmental Laws"), including, without limitation, Environmental Laws relating or referring to the storage of all medical waste and Hazardous Materials. If Tenant receives any notice or acquires knowledge of a release or threat of release of any Hazardous Materials in, on or about the Premises, or a notice with regard to air emissions, water discharges, noise emissions, recycling, violation of any Environmental Laws or any other environmental, health or safety matter affecting Tenant or the Premises (an "Environmental Complaint") independently or by notice from any person or entity, including the Texas Water Commission, then Tenant shall give immediate oral and written notice of same to Landlord detailing all relevant facts and circumstances. Landlord shall have the right, but not the obligation, to enter onto the Premises or to take such actions as it deems necessary or advisable to cleanup, remediate, remove, resolve or minimize the impact of or otherwise deal with any Hazardous Materials, or the release or threat of release thereof, or deal with any Environmental Complaint upon its obtaining knowledge of such matters independently or by receipt of any notice from any person or entity, including the Texas Water Commission.

10. Assignment and Subletting.

(a) Assignment or Subletting by Tenant. Tenant shall not sell, assign or in any manner transfer this Lease or any estate or interest herein or permit any transfer of Tenant's interest under this Lease (in whole or in part), directly or indirectly, either voluntarily or involuntarily, whether by operation of law or otherwise (including, without limitation, by transfer of stock or other transfer of ownership of Tenant, merger, reorganization, dissolution or change in occupancy), or allow any lien or encumbrance upon Tenant's interest in this Lease by operation of law or otherwise, or sublet the Premises or any part thereof, or grant any license, concession or other right of use or occupancy of any portion of the Premises without the prior written consent of Landlord, which consent may be withheld or granted in Landlord's sole discretion, judgment and opinion (whether reasonable or not). Tenant shall give Landlord ninety (90) days prior written notice of any proposed assignment or other transfer and shall provide Landlord with all information regarding the proposed transfer as reasonably requested by Landlord. Consent of Landlord to one or more assignments or sublettings shall not operate as a waiver of Landlord's continuing rights as to any subsequent assignment or subletting. Landlord's acceptance of any name for listing on the Building directory will not be deemed, nor will it substitute for, Landlord's consent, as required by this Lease, to any sublease, assignment or other use and/or occupancy of the Premises. If in accordance with the terms and provisions hereof this Lease is assigned, or if the Premises, or any part thereof, is sublet, or occupied by any one other than the Tenant, the Landlord may, at any time or from time to time, either before or after default by the Tenant, elect to collect rent from the assignee, subtenant, or occupant and apply the net amount collected, exclusive of costs of collection, attorney's fees or other fees incurred by Landlord, to the rent herein reserved. No such assignment, subletting, occupancy, or collection, and no acceptance by Landlord of such assignee, subtenant or occupant, as tenant, shall be deemed a waiver of any covenant or a novation or release of Tenant (or any guarantor)from the further performance of the covenants in this Lease. Tenant shall not mortgage, pledge, create a lien or otherwise encumber its interest in this Lease or the Premises.

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(b) Continuing Liability. Notwithstanding any assignment or subletting, Tenant and any guarantor of Tenant's obligations under this Lease shall at all times remain fully responsible and liable for the payment of the Basic Rental, Additional Rental and all other sums herein specified and for compliance with all of Tenant's other obligations under this Lease (even if future assignments and sublettings occur subsequent to the assignment or subletting of Tenant, and regardless of whether or not Tenant's approval has been obtained for such future assignments and sublettings). Moreover, in the event that the monthly rental due and payable by an assignee or sublessee (or a combination of the rent payable under such assignment or sublease plus any bonus or other consideration therefor or incident thereto) exceeds the monthly installment of Basic Rental payable under this Lease, then Tenant shall be bound and obligated to pay to Landlord all such excess rental and other excess consideration within ten (10) days following receipt thereof by Tenant from such sublessee, assignee, licensee or other transferee, as the case may be. Further, in any event of any assignment or subletting it is understood and agreed that, in addition to any and all remedies of Landlord under this Lease or at law or in equity, all rentals paid to Tenant by an assignee or sublessee shall be received by Tenant in trust for Landlord, to be forwarded immediately to Landlord without offset or reduction of any kind, and upon election by Landlord such rentals shall be paid directly to Landlord (to be applied as a credit and offset to Tenant's obligations hereunder).

(c) Excess Rents. If any rents or other sums received by Tenant under any permitted sublease are in excess of the rent and other sums payable by Tenant under this Lease (prorated for a sublease of less than 100 percent of the Premises), or if any additional consideration is paid to Tenant by any assignee under any permitted assignment, then such excess rents under any permitted sublease or such additional consideration under a permitted assignment shall be paid by Tenant to Landlord as additional rent hereunder within ten (10) days after Tenant receives the same.

11. Indemnity and Insurance.

(a) Casualty Insurance. Tenant shall maintain at its sole cost and expense fire and extended coverage insurance, on an "All-Risk" basis, on all of its personal property, furniture, fixtures and equipment, including removable trade fixtures, located in the Premises and on its leasehold improvements and all additions and improvements made by Tenant in or to the Premises, for one hundred percent (100%) of the replacement cost thereof.

(b) Liability Insurance. Tenant shall procure and maintain throughout the Lease Term a policy or policies of insurance, at its sole cost and expense, insuring Tenant and Landlord, its assigns and/or its successors in interest, as their respective interests may appear, against any and all liability for injury to or death of a person or persons, occasioned by or arising out of or in connection with the use or occupancy of the Premises or by the condition of the Premises (including the contractual liability of Tenant to indemnify Landlord contained herein), the coverages and limits of such policy or policies to be not less than as set forth below (subject, however, to possible future increases as described below):

A.	Worker's Compensation	Statutory
	Employer's Liability	$500,000
B.	Commercial General	$1,000,000 with respect
	Liability	to any one occurrence and
	Bodily Injury	$2,000,000 with respect
	Property Damage	to the annual policy aggregate
C.	Umbrella Coverage	$5,000,000

The policy shall be issued by an insurance carrier with a Best's rating of A+ or better, endorsed to include Landlord, its assigns and/or successors in interest as an additional insured (save and except for Worker's Compensation Insurance to the extent, if any, that applicable law precludes or prohibits Landlord from being named as an additional insured thereunder), with an express loss payable endorsement in favor of Landlord, its assigns and/or its successors in interest, as their respective interests may appear, state that the insurance is primary over any other insurance carried by Landlord, and shall include the following coverages (subject, however, to possible future increases as described below):

a) Premises Operations

b) Independent Contractors

c) Contractual coverage in support of Paragraph 1 l(d) of this Lease

d) Personal Injury Liability without exclusionary or limiting endorsements.

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Each policy shall include a Waiver of Subrogation in favor of the Landlord, its assigns and/or successors in interest. Evidence of these coverages represented by Certificate(s) of Insurance issued by the applicable insurance carrier(s) must be furnished to Landlord prior to Tenant moving in. Certificates of Insurance shall specify the additional insured status mentioned above as well as the Waivers of Subrogation. Such Certificate(s) of Insurance shall state that Landlord will be notified in writing thirty (30) days prior to cancellation, material change or renewal of insurance. Notwithstanding anything to the contrary contained or implied elsewhere herein. Landlord shall have and hereby expressly retains the right to modify the insurance to be maintained by Tenant under this Lease (including , but not limited to, the amount, type and scope of insurance to be maintained by Tenant hereunder) by written notice thereof to Tenant no more frequently than one (1) time each calendar year during the Lease Term and any renewal or extension thereof (i) to the extent required by applicable law, ordinance, rule or regulation now or hereafter in effect, (ii) to the extent required by any mortgagee holding a lien against the Building or Project or any portion thereof and/or (iii) to the extent determined by Landlord in its reasonable discretion as being necessary, prudent or advisable. If Tenant fails to comply with the foregoing requirements relating to insurance, Landlord may obtain such insurance and Tenant shall pay to Landlord immediately on demand the premium cost thereof. Notwithstanding anything to the contrary contained herein, to the extent that the terms of any mortgage, indenture, deed of trust or other similar instrument regarding delivery of the proceeds of insurance to Landlord's mortgagee conflicts with the provisions hereof, the provisions of such mortgage, indenture, deed of trust or other similar instrument shall govern and shall be superior to the rights of Tenant hereunder, with no further liability of Landlord or Landlord's mortgagee with regard thereto.

(c) Waiver of Claims. ANYTHING IN THIS LEASE TO THE CONTRARY NOTWITHSTANDING, TENANT HEREBY WAIVES ANY AND ALL RIGHTS OF RECOVERY, CLAIM, ACTION OR CAUSE OF ACTION, AGAINST LANDLORD, ITS AGENTS, PARTNERS, OFFICERS, DIRECTORS, OR EMPLOYEES, FOR ANY LOSS OR DAMAGE THAT MAY OCCUR TO THE PREMISES, BUILDING AND/OR THE PROJECT, OR ANY PART THEREOF, OR ANY IMPROVEMENTS THERETO, OR ANY PERSONAL PROPERTY OF TENANT THEREIN, BY REASON OF FIRE, THE ELEMENTS OR ANY OTHER CAUSE WHICH LOSS IS INSURED AGAINST UNDER THE TERMS OF STANDARD FIRE AND EXTENDED COVERAGE INSURANCE POLICIES REGARDLESS OF CAUSE OR ORIGIN, INCLUDING NEGLIGENCE OF THE LANDLORD, ITS AGENTS, PARTNERS, OFFICERS, DIRECTORS OR EMPLOYEES. BECAUSE THIS PROVISION WILL PRECLUDE THE ASSIGNMENT OF ANY CLAIM MENTIONED IN IT BY WAY OF SUBROGATION (OR OTHERWISE) TO AN INSURANCE COMPANY (OR ANY OTHER PERSON), TENANT AGREES TO GIVE IMMEDIATELY TO ANY INSURER THAT HAS ISSUED TO IT POLICIES OF FIRE AND EXTENDED COVERAGE INSURANCE WRITTEN NOTICE OF THE WAIVER BY TENANT CONTAINED IN THIS PROVISION AND TO HAVE SUCH POLICIES ENDORSED, IF NECESSARY, TO PREVENT THE INVALIDATION OF INSURANCE COVERAGE BY REASON OF SUCH WAIVER.

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(d) Indemnity. Tenant agrees to indemnify, defend and hold harmless Landlord and its partners, subsidiaries and affiliated companies and their respective partners, officers, directors, employees and agents (all of the foregoing are hereinafter separately and collectively referred to as "Indemnitee") from and against all claims, demands, costs, actions, causes of action, penalties, fines, assessments, losses (including, but not limited to, losses of use), damages to property, damages to persons (including, but not limited to, damages for sickness, disease, personal injury, bodily injury and death), suits and liability of every kind, including all expenses of investigation, remediation, defense, settlement or litigation, court costs and attorney's fees (including, but not limited to, all expenses of litigation and reasonable attorney's fees incurred by Indemnitee in enforcing the provisions of this paragraph) paid, suffered or incurred by Landlord in connection with, or as a result of: (a) damage to any property, or for injuries to or sickness or death of any person or party including, without limitation, Tenant or any invitee, licensee, employee, director, officer, servant, contractor, subcontractor or tenant of Tenant caused by, arising out of or related, or which are alleged to be caused by, arising out of or related, directly or indirectly, to any act or omission on the part of Tenant or any invitee, licensee, employee, director, officer, servant, contractor, subcontractor or tenant of Tenant, or to any breach, violation or nonperformance of any covenant of Tenant under this Lease or to the use of the Premises by Tenant and the conduct of its business therein, (b) damage to any property, or for injuries to or sickness or death of any person or party, including, without limitation, Tenant or any invitee, licensee, employee, director, officer, servant, contractor, subcontractor or tenant of Tenant, from any cause, which damage, injury, sickness or death occurs or is alleged to have occurred on or in the vicinity of the Land or arises out of or relates to or is alleged to have arisen out of or be related to any such person's or party's presence on or in the vicinity of the Land or (c) the presence or release, or claim of presence or release, of any Hazardous Materials in, on or about the Project as a result of the actions or inactions of Tenant, or any invitee, licensee, employee, director, officer, servant, contractor, subcontractor or tenant of Tenant or the violation, or claim of violation, by Tenant, or any invitee, licensee, employee, director, servant, contractor, subcontractor or tenant of Tenant, of any Environmental Law. This indemnity shall apply even though any such damage, injury, sickness or death is caused in whole or in part by any defect in or condition of any such premises or any defect in or condition of any area, facilities, equipment, tools or other items which may be provided by Indemnitee, whether or not such defect or condition was known by Indemnitee. THIS INDEMNITY SHALL APPLY REGARDLESS OF WHETHER OR NOT ANY SUCH DAMAGE, INJURY, SICKNESS OR DEATH IS CONTRIBUTED TO BY THE NEGLIGENCE OR FAULT OF INDEMNITEE, AND ALSO EVEN THOUGH INDEMNITEE IS STRICTLY LIABLE THEREFOR. Furthermore, this indemnity shall include, without limitation, not only any claim or action for damages on account of injury to or sickness or death of any employee of Landlord or of any contractors or subcontractors hired by Landlord (whether or not hired in the name of the Landlord) which is brought by such employee, but shall also include any claim or action by the representatives or beneficiaries of such employee who is deceased, or by the Workers' Compensation insurance carrier of the Landlord or of any such contractors or subcontractors for the joint use and benefit of itself and such employee or such representatives or beneficiaries, against Landlord, as provided in any applicable law. UNDER THE PROVISIONS OF THIS INDEMNITY, TENANT IS AGREEING TO INDEMNIFY INDEMNITEE FROM INDEMNITEE'S OWN NEGLIGENCE OR FAULT, INCLUDING, BUT NOT LIMITED TO, ANY SUCH DAMAGE. INJURY, SICKNESS OR DEATH WHICH WAS CAUSED BY THE SOLE GROSS NEGLIGENCE OR SOLE FAULT OF INDEMNITEE AND WHICH WAS NOT CAUSED IN PART BY THE NEGLIGENCE OR FAULT OF TENANT OR ANY INVITEE, LICENSEE, EMPLOYEE, DIRECTOR, OFFICER, SERVANT, CONTRACTOR, SUBCONTRACTOR OR TENANT OF TENANT OR ANY OTHER THIRD PERSON OR PARTY. If any action or proceeding is brought by or against any Indemnitee in connection with any liability or claim, Tenant on notice from Indemnitee shall defend such action or proceeding, at Tenant's expense, by or through attorneys reasonably satisfactory to Indemnitee. In addition, Tenant shall provide to Landlord upon demand, cash or other security acceptable to Landlord in its sole discretion, judgment and opinion may deem necessary or advisable in order to assure that sufficient monies are available to defend such action or proceeding and to fully satisfy any potential liability or claims in connection therewith in the event that the person or party bringing such action should ultimately prevail. The provisions of this paragraph apply to all activities of Tenant with respect to the Leased Premises, whether occurring before or after the date of this Lease and before or after the expiration or termination of this Lease. Tenant's obligations under this Paragraph are not limited to the limits or coverage of insurance maintained or required to be maintained by Tenant under this Lease. Landlord shall not be liable to Tenant or any invitee, licensee, employee, director, officer, servant, contractor, subcontractor or tenant of Tenant for theft, injury to persons and/or loss to property resulting from the criminal acts of third parties, including, without limitation, agents, employees, invitees, licensees, customers and visitors of (i) Tenant, (ii) other tenants in the Project, or (iii) of Landlord. Notwithstanding anything to the contrary contained or implied elsewhere herein, the terms and provisions of this Paragraph l l ( d ) shall expressly survive the termination or expiration of this Lease.

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12. Fire or Casualty.

In the event that (a) the Premises or the Building should be so damaged by fire or other casualty that rebuilding or repairs cannot be completed within eighteen (18) months after the date of commencement of reconstruction, as determined by Landlord in its sole discretion, judgment and opinion, or (b) the Premises shall be so damaged during the last two (2) years of the Lease Term to the extent that more than fifty percent (50%) of the area thereof is rendered untenantable, as determined by Landlord in its sole discretion, judgment and opinion, or (c) the holder of a mortgage, deed of trust or other lien covering the Premises at the time of the casualty elects, pursuant to such mortgage, deed of trust or other lien, to require use of all or a part of Landlord's insurance proceeds in satisfaction of all or part of the indebtedness secured by the mortgage, deed of trust or other lien, then in any or all of the instances referenced under subparagraphs 12(a), 12(b) and 12(c), Landlord may at its option elect to terminate this Lease within ninety (90) days after such damage by giving written notice thereof to Tenant, in which event rent shall be abated effective as of the date of such damage. If, following any such casualty, Landlord does not terminate this Lease, or in the event of casualty damage of a lesser extent to the Premises and/or Building, Landlord shall, following receipt of insurance proceeds, solely to the extent of such proceeds (after deducting therefrom the costs and expenses paid or incurred by Landlord in connection with the recovery of such insurance proceeds), rebuild or repair the Premises and/or the Building to substantially the same condition in which it/they were immediately prior to the happening of the fire or other casualty, except that Landlord shall not be required to rebuild, repair or replace any part of the furniture, equipment, fixtures and other personal property which may have been placed by Tenant or other tenants within the Building or the Premises. Landlord shall allow Tenant a fair diminution of rental during the time the Premises are unfit for occupancy, and at Landlord's option, the Lease Term shall be extended for a period equal to the period that the Premises are unfit for occupancy.

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13. Condemnation.

In the event that (a) the Premises or the Building or any part thereof shall be taken for public use or condemned under eminent domain or conveyed under threat of such a taking or condemnation to the extent that the remainder cannot be repaired, rebuilt or reconstituted within eighteen (18) months after the date of such condemnation or conveyance in lieu thereof, as determined by Landlord in its sole discretion, judgment and opinion, or (b) the Premises shall be condemned or conveyed in lieu thereof during the last two (2) years of the Lease Term to the extent that more than fifty percent (50%) of the area thereof, as determined by Landlord in its sole discretion, judgment and opinion, or (c) the holder of a mortgage, deed of trust or other lien covering the Premises at the time of the condemnation or conveyance in lieu thereof occurs elects, pursuant to such mortgage, deed of trust or other lien, to require use of all or a part of Landlord's condemnation proceeds or proceeds in connection with any conveyance in lieu of condemnation in satisfaction of all or part of the indebtedness secured by the mortgage, deed of trust or other lien, then in any or all instances referenced under subparagraphs 13(a), 13(b) and 13(c), or if access to the Premises is precluded by any such event, Landlord may at its option elect to terminate this entire Lease or only insofar as it affects the portion of the Premises taken, or the portion to which access is precluded, by giving notice to the Tenant within ninety (90) days after the date on which title to the property taken vests in the condemnor. If this Lease is not terminated as to all of the Premises following any of said actual takings or conveyances of any part of the Premises, then Landlord shall, to the extent of an equitable proportion of the award for the portion of the Premises taken (excluding any award for land and after deducting therefrom the equitable portion of the costs and expenses paid or incurred by Landlord in connection with the recovery of such condemnation proceeds or proceeds from the conveyance in lieu thereof), make such repairs to the Premises as are necessary to constitute a complete architectural and tenantable unit. In the event of a partial taking or conveyance of the Premises, Landlord shall allow Tenant a fair diminution of rental. Tenant shall not be entitled to claim, or have paid to Tenant, any compensation or damages whatsoever for or on account of any taking or conveyance of any right, interest or estate of Tenant under this Lease or otherwise to the extent that any such claim or compensation would adversely affect, preclude, reduce or diminish any claims, compensation and/or damages which Landlord could otherwise recover, and Tenant hereby relinquishes and assigns to Landlord any rights to any such compensation or damages. Tenant does not hereby waive or release claims for moving expenses, inconvenience or business interruption related to a condemnation of the Premises, but any such claim shall be asserted, if at all, in a proceeding independent of Landlord's primary condemnation suit.

14. Default and Remedies.

(a) Events of Default. The following events shall be deemed to be events of default (the "events of default") by Tenant under this Lease: (i) Tenant shall fail to pay within five (5) days of the due date Basic Rental, Additional Rental or any other rental or sums payable by Tenant hereunder; (ii) Tenant shall fail to comply with or observe any other provision of this Lease (including, but not limited to, the rules and regulations referenced in Paragraph 18(c) below) and such failure shall continue for ten (10) days after written notice to Tenant (or, in the case of Tenant's failure to comply with or observe any other single provision of this Lease more than three (3) times during the Lease Term, upon the occurrence of the fourth and all subsequent such failures, without notice from Landlord); (iii) Tenant or any guarantor of Tenant's obligations hereunder shall make a general assignment for the benefit of creditors; (iv) any petition shall be filed by or against Tenant or any guarantor of Tenant's obligations hereunder under the United States Bankruptcy Code, as amended, or under any similar law or statute of the United States or any state thereof, and such petition shall not be dismissed within forty-five (45) days of filing, or Tenant or any guarantor of Tenant's obligations hereunder shall be adjudged bankrupt or insolvent in proceedings filed thereunder; (v) a receiver or trustee shall be appointed for all or substantially all of the assets of Tenant or any guarantor of Tenant's obligations hereunder, and such appointment shall not be vacated or otherwise terminated, and the action in which such appointment was ordered dismissed, within forty-five (45) days of filing; (vi) Tenant shall fail to take possession of or shall desert, abandon or vacate the Premises; (vii) the death or dissolution of any guarantor; or (viii) the occurrence of an event described in clauses (iv) or (v) of this Paragraph 14(a) and the failure thereafter of Tenant (A) to timely and fully make any payment of rent or any other sum of money due hereunder or (B) to timely and fully perform or observe any other covenant, condition or agreement to be performed or observed by it hereunder.

(b) Remedies. Upon the occurrence of any event of default specified in this Lease, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever and without releasing either Tenant or any guarantor of Tenant's obligations hereunder from any obligation under this Lease:

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(i) Landlord may enter the Premises without terminating this Lease and perform any covenant or agreement or cure any condition creating or giving rise to an event of default under this Lease and Tenant shall pay to Landlord on demand, as additional rent, the amount expended by Landlord in performing such covenants or agreements or satisfying or observing such condition. Landlord or its agents or employees shall have the right to enter the Premises, and such entry and such performance shall not terminate this Lease or constitute an eviction of Tenant.

(ii) Landlord may terminate this Lease by written notice to Tenant (and not otherwise) or Landlord may terminate Tenant's right of possession without terminating this Lease. In either of such events, Tenant shall surrender possession of and vacate the Premises immediately and deliver possession thereof to Landlord, and Tenant hereby grants to Landlord full and free license to enter the Premises, in whole or in part, with or without process of law and to expel or remove Tenant and any other person, firm, corporation or other entity who may be occupying the Premises or any part thereof and remove any and all property therefrom, using such lawful force as may be necessary.

(iii) In the event Landlord elects to re-enter or take possession of the Premises after Tenant's default, with or without terminating this Lease, Landlord may change or pick locks or alter security devices and lock out, expel or remove Tenant and any other person who may be occupying all or any part of the Premises without being liable for any claim for damages. Notwithstanding anything to the contrary contained herein or in section 93.002 of the Texas Property Code as such may be amended, revised, replaced or supplemented from time to time, Landlord may exercise any and all of its rights or remedies under this Lease following an event of default by Tenant without compliance with section 93.002 of the Texas Property Code as such may be amended, revised, replaced or supplemented from time to time, the benefits of which are hereby expressly waived by Tenant.

(iv) If Landlord elects to re-enter or take possession of the Premises without terminating this Lease, then to the maximum extent permitted by applicable law, Tenant shall be liable for and shall pay to Landlord all Basic Rental and any other amounts of money due to Landlord hereunder as of the date of such election. To the maximum extent permitted by applicable law, Tenant shall also pay to Landlord all Basic Rental required to be paid by Tenant during the remainder of the Lease Term as such amounts become due, diminished by any net sums received by Landlord, if any, through reletting the Premises during said period (after deducting all expenses incurred by Landlord in connection with any reletting of the Premises). Landlord is not obligated to relet the Premises, and if no reletting occurs, Tenant shall be responsible for the full amounts due to the maximum extent permitted by applicable law. If Landlord elects to relet, Landlord shall have the sole and unfettered right to relet all or any part of the Premises for such rent and upon such terms as shall be satisfactory to Landlord (including but not limited to the right to relet the Premises for a term shorter or longer than that remaining under this Lease, the right to relet the Premises as a part of a larger area and the right to change the character or use made of the Premises). Tenant shall not in any event be entitled to any sums collected in connection with a reletting of the Premises that exceed the amount of Basic Rental and other sums of money due hereunder. Landlord shall not be required to wait until the expiration of the Lease Term in order to collect any such deficiencies, and shall have the right to file suit from time to time, on one or more occasions, to collect the deficiencies then due. Any such suit shall not prejudice in any way the right of Landlord to bring similar actions for any subsequent deficiency or deficiencies.

(v) Notwithstanding any prior election by Landlord not to terminate this Lease, Landlord may at any time, including subsequent to any re-entry or taking of possession of the Premises as allowed hereinabove, elect to terminate this Lease. Tenant shall be liable for and shall immediately pay to Landlord the amount of all Basic Rental and other sums of money due under this Lease as may have accrued as of the date of termination. To the maximum extent permitted by applicable law, Tenant shall also immediately pay to Landlord, as agreed liquidated damages, an amount of money equal to the Basic Rental and other amounts due for the remaining portion of the Lease Term (had such term not been terminated by Landlord prior to the expiration of the Lease Term), less the fair rental value of the Premises for the residue of the Lease Term, both discounted to their present value based upon an interest rate of eight percent (8%) per annum. In determining fair rental value to the maximum extent permitted by applicable law, Landlord shall be entitled to take into account the time and expenses necessary to obtain a replacement tenant or tenants, including anticipated expenses hereinafter described relating to recovery, preparation and reletting of the Premises; provided, however, the parties hereto stipulate and agree that the fair rental value shall never be deemed to exceed eighty-five percent (85%) of the Basic Rental provided for herein for said residual period. If Landlord elects to relet the Premises, or any portion thereof, before presentation of proof of such liquidated damages, the amount of rent reserved upon such reletting shall be deemed prima facie evidence of the fair rental value of the portion of the Premises so relet to the maximum extent permitted by applicable law.

(vi) In addition to any sum provided to be paid above, to the maximum extent permitted by applicable law, Tenant shall also be liable for and shall immediately pay to Landlord all broker's fees incurred by Landlord in connection with any reletting of the whole or any part of the Premises, the costs of removing and storing Tenant's or any other occupant's property, the cost of repairing, altering, remodeling, renovating or otherwise putting the Premises into a condition acceptable to a new tenant or tenants, the cost of changing locks, altering or rekeying parking, access or security devices and/or replacement of parking and/or access cards, the cost of removal and replacement of signage and all expenses incurred by Landlord in enforcing Landlord's remedies, including reasonable attorneys' fees.

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(vii) Landlord may apply Tenant's Security Deposit to the extent necessary to make good any rent arrearage, to pay the cost of remedying Tenant's default or to reimburse Landlord for expenditures made or damages suffered as a consequence of Tenant's default. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount.

(viii) Nothing contained in this Paragraph 14(b) shall be construed as imposing any enforceable duty upon Landlord to relet the Premises or otherwise mitigate or minimize Landlord's damages by virtue of Tenant's default. Except to the extent otherwise required by applicable law, Landlord shall not be liable in any manner, nor shall Tenant's obligations hereunder be diminished, by the failure of Landlord to relet the Premises, or in the event of reletting, to collect rent. As a material inducement to cause Landlord to enter into this Lease, Tenant expressly agrees that Landlord does not and shall not have any duty to Tenant to relet or attempt to relet the Premises and/or to mitigate or attempt to mitigate Landlord's damages and Tenant expressly waives any rights to require Landlord to mitigate its damages as permitted pursuant to Austin Hill Country Realty. Inc. v. Palisades Plaza. Inc., 948 S.W.2d 293 (Texas 1997).

(c) Effect of Suit or Partial Collection. Institution of a forcible detainer action to re-enter the Premises shall not be construed to be an election by Landlord to terminate this Lease. Landlord may collect and receive any rent due from Tenant and the payment thereof shall not constitute a waiver of or affect any notice or demand given, suit instituted or judgment obtained by Landlord, or be held to waive or alter the rights or remedies which Landlord may have at law or in equity or by virtue of this Lease at the time of such payment.

(d) Remedies Cumulative. All rights and remedies of Landlord herein or existing at law or in equity are cumulative and the exercise of one or more rights or remedies shall not be taken to exclude or waive the right to the exercise of any other.

15. Surrender of Premises.

(a) Surrender. Upon the expiration or termination of-this Lease, Tenant shall peaceably surrender to Landlord (i) the Premises, including the alterations, improvements and changes (except as provided in Paragraph 15(b)) other than Tenant's fixtures remaining the property of Tenant as provided in Paragraph 15(b), broom-clean and in the condition the same were in on the Commencement Date, subject only to damage caused by fire or other casualty not caused by the act or omission of Tenant or Tenant's agents, contractors, subcontractors or employees, or ordinary use and wear, and (ii) all keys, parking, access and/or security cards, devices or other security identification previously delivered to Tenant with respect to the Building, Project and/or Premises.

(b) Removal of Alterations and Tenant's Property.

(i) Notwithstanding anything in this Lease to the contrary, all permanent or built-in fixtures or improvements and all mechanical, electrical and plumbing equipment in the Premises, whether installed by Tenant or by Landlord, shall be the property of Landlord upon the termination of this Lease, unless Landlord, by notice to Tenant no later than twenty (20) days prior to the expiration of the Lease Term (or any renewal or extension thereof), elects to relinquish Landlord's right to any such fixtures or improvements and to have them removed from the Premises by Tenant within five (5) business days after the expiration of this Lease, at Tenant's sole cost and expense. Except as otherwise provided, all furnishings, equipment, furniture, trade fixtures and other removable equipment installed in the Premises by Tenant and paid for by Tenant shall remain the property of Tenant and shall be removed by Tenant upon the termination of this Lease. Tenant shall repair any damage caused by such removal.

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(ii) If any furnishings, equipment, furniture, trade fixtures or other removable equipment are not removed within five (5) business days after the expiration of this Lease, then Tenant hereby grants to Landlord the option, exercisable at any time thereafter without the requirement of any notice to Tenant, (A) to treat such property, or any portion thereof, as being abandoned by Tenant to Landlord, whereupon Landlord shall be deemed to have full rights of ownership thereof; (B) to elect to remove and store such property, or any portion thereof, on Tenant's behalf (but without assuming any liability to any person including, but not limited to, Tenant) and at Tenant's sole cost and expense, with reimbursement therefor to be made to Landlord upon demand; and/or (C) to sell, give away, donate or dispose of as trash or refuse any or all of such property without any responsibility to deliver to Tenant any proceeds therefrom. If (a) Landlord elects not to exercise its contractual and/or statutory lien rights covering Tenant's property as may be granted herein, (b) Tenant ceases to occupy the Premises, or its rights to occupy the Premises are terminated by Landlord prior to Landlord's termination or the expiration of this Lease and (c) any of Tenant's furnishings, equipment, furniture, trade fixtures or other removable equipment are not removed within five (5) business days thereafter, then Tenant hereby grants to Landlord the option, exercisable at any time thereafter without the requirement of notice to Tenant, (i) to treat such property, or any portion thereof, as being abandoned by Tenant to Landlord, whereupon Landlord shall be deemed to have full rights of ownership thereof; (ii) to elect to remove and store such property, or any portion thereof, on Tenant's behalf (but without assuming any liability to any person including, but not limited to Tenant) and at Tenant's sole cost and expense, with reimbursement therefor to be made to Landlord upon demand; and/or (iii) to sell, give away, donate or dispose of as trash or refuse any or all of such property without responsibility to deliver to Tenant any proceeds therefrom. Landlord shall have no liability of any kind whatsoever to Tenant in respect of the exercise or failure to exercise the options set forth in this Paragraph 15(b). Specifically, Tenant shall not have the right to assert against Landlord a claim either for the value, or the use, of any such property, either as an offset against any amount of money owing to Landlord or otherwise. The provisions of this Paragraph 15(b) shall supersede the provisions of section 93.002(d) and (e) of the Texas Property Code, as such may be amended, revised, replaced or supplemented, from time to time, and any other law which purports to restrict the options granted to Landlord herein.

16. Holding Over.

Should Tenant continue to hold the Premises after the termination of this Lease, whether the termination occurs by lapse of time or otherwise, such holding over shall, unless otherwise agreed by Landlord in writing, constitute and be construed as a tenancy from month to month only and at a monthly rental rate equal to two (2) times the aggregate amount (sum) of (a) the monthly Basic Rental plus (b) any Additional Rental payable during the last month prior to the termination of this Lease to be paid to Landlord on the first day of the holdover period and upon and subject to all of the other terms, provisions, covenants and agreements set forth herein except the right, if any, to renew this Lease. The inclusion of the preceding sentence shall not be construed as Landlord's consent for the Tenant to holdover. Tenant shall be liable for any and all damages, losses, costs and expenses (including without limitation consequential damages) paid, suffered or incurred by Landlord as a result of Tenant's holding over. Notwithstanding anything to the contrary contained or implied elsewhere herein, Landlord may terminate any such holdover tenancy upon ten (10) days written notice by Landlord to Tenant.

17. Mortgages.

This Lease shall be subordinate to all deeds of trust now or hereafter encumbering the Building, and all refinancings, replacements, renewals, modifications, extensions or consolidations thereof. Tenant agrees to attorn to any mortgagee, trustee under a deed of trust or purchaser at a foreclosure sale or trustee's sale as Landlord under this Lease. Tenant covenants and agrees that Tenant shall within five (5) days after Landlord's request execute in recordable form and deliver to Landlord whatever instruments may be required by any such mortgagee, trustee or purchaser to acknowledge and further evidence the subordination of this Lease and/or the attornment by Tenant to such mortgagee, trustee or purchaser. If Tenant within five (5) business days after submission of any such instrument fails to execute the same, Landlord is hereby authorized to execute the same as attorney-in-fact for Tenant. Any holder of a deed of trust covering all or any part of the Building may at any time elect to have this Lease have priority over its deed of trust by unilaterally executing an instrument of subordination or placing a clause of such subordination in any pleadings or in its deed of trust or any amendment or supplement thereto and recording the same.

18. Certain Rights Reserved by Landlord.

Landlord hereby expressly reserves, retains and shall have the following rights:

(a) Common and Service Area Alterations. To decorate and to make repairs, alterations, additions, changes or improvements, whether structural or otherwise, in, about or on the exterior of the Building, or any part thereof, and to change, alter, relocate, remove or replace service areas and/or common areas; to place, inspect, repair and replace in the Premises (below floors, above ceilings or next to columns) utility lines, pipes and the like to serve the Premises and/or other areas of the Building outside the Premises: and to otherwise alter or modify the Project, and for such purposes to enter upon the Premises and, during the continuance of any such work, to take such measures for safety or for the expediting of such work as may be required, in Landlord's judgment, all without affecting any of Tenant's obligations hereunder, provided Landlord's entries in the Premises shall be subject to the terms of Paragraph 19(1).

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(b) Parking. To permit Tenant and its employees to use the parking garage associated with the Building (if applicable) and the surface parking area adjacent thereto (if any) only in accordance with the terms and provisions of this Lease and with rules and regulations promulgated from time to time by Landlord and/or the operator of the garage at such charges as then may be in effect; and to prohibit Tenant and its employees to use any on-site surface parking spaces within the Project designated for visitors, occupants of the Building, or otherwise. Parking spaces will be unassigned, provided that Landlord may at any time assign parking spaces. Tenant shall, if requested by Landlord, furnish to Landlord a complete list of the license plate numbers of all vehicles operated by Tenant and Tenant's employees and agents. Landlord shall not be liable for any damage of any nature whatsoever to, or any theft of, vehicles, or contents therein, in or about such parking facility.

(c) Rules and Regulations. To establish and amend from time to time rules and regulations governing all tenants' use and occupancy of the Building and/or the Project (including, but not limited to, the parking garage), provided that in the event of a conflict between those rules and regulations and this Lease, this Lease shall control. The rules and regulations enforced by Landlord as of the date of execution of this Lease are attached hereto as Exhibit "C" and a current copy of the Rules and Regulations thereafter in effect from time-to-time is available upon request.

(d) Food Preparation. To prohibit the preparation of food within the Premises for commercial purposes or the placing of vending or dispensing machines of any kind in or about the Premises if such vending or dispensing machines are available to the general public.

(e) Security Measures. To take all such reasonable measures as Landlord may deem advisable for the security of the Building and its occupants. Landlord, however, shall have no liability to Tenant or its employees, agents, invitees or licensees for losses due to theft or burglary, or for damage done by unauthorized persons in or about the Building, Premises or Project. Landlord may require those tenants requesting access to the Building during other than normal business hours to pay its then prevailing fee for each magnetic access and/or security card or device which Landlord supplies to Tenant for after-hours access to the Building. Tenant shall cooperate fully in Landlord's efforts to maintain security in the Building and shall follow all regulations promulgated by Landlord with respect thereto.

(f) Right To Relocate Tenant. At any time after the execution of this Lease and on sixty (60) days prior written notice, Landlord may substitute for the Premises other premises in the Building (the "New Premises"). in which event the New Premises shall be deemed to be the Premises for all purposes hereunder, provided: (a) the New Premises shall be similar in area, finish and appropriateness for the Permitted Use; (b) the Basic Rental and other rentals payable under this Lease shall remain the same; and (c) reasonable out-of-pocket costs in connection with relocation to the New Premises shall be reimbursed by Landlord to Tenant after receipt of third party invoices therefor.

19. Miscellaneous.

(a) Time Is of the Essence. The time of the performance of each and all of the covenants, conditions and agreements of this Lease is/are of the essence of this Lease.

(b) Force Majeure. Notwithstanding anything to the contrary contained or implied elsewhere in this Lease, if either Landlord or Tenant is prevented or hindered, in whole or in part, from timely satisfying and performing its respective obligation pursuant to any provisions set forth herein because of any circumstance, condition or any cause beyond such party's reasonable control, including, without limitation, any delay caused by strike and other industrial, civil or public disturbance, insurrection, shortage of or inability to obtain labor, materials or equipment, war, terrorism, inclement weather (including, but not limited to, storm, wind, tornado, hurricane, rain, snow, sleet, hail, ice and/or flood), to the extent that it reasonably hinders or delays the performance of the obligations affected thereby, casualty, accidents, settlement with insurers, governmental intervention, regulations or restrictions, labor difficulties or any other similar event, which delays beyond the reasonable control of such party after reasonable efforts, including delay of utility providers in installing or repairing utilities and any applicable governmental entities in approving plans, permits, accepting improvements and any other matters requiring approval by such applicable governmental entities (herein referred to both individually and collectively as a AForce Majeure Event@), such party shall be permitted an extension of time of performance by the number of days during which such performance was prevented or hindered; provided, however, that this paragraph shall not apply to the payment of rent or other monies by Landlord or Tenant, nor shall the provisions of this paragraph postpone the date that rent is payable pursuant to this Lease, except as expressly provided to the contrary in Paragraph 4.

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(c) No Personal Liability of Landlord. If Landlord shall fail to perform any covenant, term or condition of this Lease and, as a consequence, if Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the proceeds received at a judicial sale upon execution and levy against the right, title and interest of Landlord in the Building and in the rents or other income from the Building receivable by Landlord, and neither Landlord nor Landlord's owners, partners or venturers shall have any personal, corporate or other liability hereunder. Landlord shall have the right to transfer, assign and convey, in whole or in part, the Building and any and all of its rights under this Lease, and in such event, Landlord shall thereby be released from any further obligations hereunder, and Tenant agrees to look solely to such successor-in-interest of Landlord for performance of such obligations.

(d) Quiet Enjoyment. Landlord hereby covenants and agrees that if Tenant shall perform all of the covenants and agreements herein stipulated to be performed on Tenant's part, Tenant shall at all times during the continuance hereof have peaceable and quiet enjoyment and possession of the Premises without hindrance from Landlord or any person or persons lawfully claiming the Premises by, through or under Landlord, subject, however, to the terms of this Lease and to all mortgages, deeds of trust, leases and agreements to which this Lease is subordinate.

(e) Entire Agreement and Amendments. This Lease is the only agreement between the parties hereto and their representatives and agents. There are no representations or warranties between the parties other than the representations and agreements contained in this document. No agreement shall be effective to change, modify or terminate this Lease in whole or in part unless such agreement is in writing and duly signed by the party against whom enforcement of such change, modification or termination is sought.

(f) Interpretation. Applicable Law. Exclusive Venue and Service of Process. The necessary grammatical changes required to make the provisions of this Lease apply in the plural sense where there is more than one Tenant and to either corporations, associations, partnerships, other legal entities or individuals, male or female, shall in all instances be assumed as though in each case fully expressed. The laws of the State of Texas shall govern the validity, interpretation, performance and enforcement of this Lease. The exclusive venue for any legal proceeding brought by any party to this Lease against the other or against any guarantor of this Lease or by any guarantor of this Lease against any party to this Lease shall be in Dallas County, Texas. If this Lease is executed by more than one person or entity as "Tenant," each such person or entity executing this Lease as Tenant shall be jointly and severally bound and liable hereunder. Tenant and each guarantor of this Lease hereby agrees and consents that, in addition to any methods of service or process provided for under applicable law, all service of process to Tenant or any such guarantor in any such suit, action or proceeding in any Texas state court or any United States federal court, sitting in the County of Dallas, Texas may be made by certified or registered mail, postage prepaid, return receipt requested, directed to Tenant at its address stated in Paragraph 19(m). or at a subsequent address for Tenant of which Landlord actually received notice from Tenant in accordance with the terms and provisions of Paragraph 19(m) and directed to any such guarantor at its address stated in any written guaranty agreement (or to the address to which notices are then to be delivered to Tenant if Landlord does not at such time have a record of any address to which notices are to be sent to such guarantor) or at a subsequent address for such guarantor of which Landlord actually received notice from such guarantor in accordance with the terms and provisions of any applicable guaranty agreement or, in the absence thereof, in accordance with the terms and provisions of Paragraph 19(m). Notwithstanding anything to the contrary contained elsewhere herein or in any such guaranty agreement, any service of process so made shall be deemed completed and served five (5) days after the same shall have been mailed as aforesaid.

(g) Severability. No provision of this Lease shall be construed or interpreted in any manner which would render such provision invalid, illegal or unenforceable. If any provision of this Lease is held to be invalid, illegal or unenforceable, such invalid, illegal or unenforceable provision shall be deemed to be severable from and shall not affect the validity of the remainder of this Lease.

(h) Terms Binding. Subject to the limitations on subletting and assignment set forth in this Lease, all covenants, promises, conditions, representations and agreements herein contained shall be binding upon and apply and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

(i) Estoppel Certificates. Within five (5) days after request by Landlord, Tenant agrees to execute and deliver to Landlord estoppel or offset letters as required by Landlord or by Landlord's lender(s). The letters shall certify the date of this Lease and any amendments, that Landlord is not in default of any of the terms and provisions of this Lease or specifying the provisions as to which Landlord is in default if Landlord shall be in default, that Landlord has performed all inducements required of Landlord in connection with this Lease, including any construction obligations, specifying any inducements which have not been fulfilled by Landlord, the date to which rent has been paid, and any other matters which Landlord or its lender(s) may reasonably require. Tenant further agrees to furnish to Landlord from time to time when requested by Landlord a letter of acceptance in conformity with any requirements made by any existing or proposed lender(s).

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(j) Late Payment Charge and Interest Payable. Landlord may impose a late payment charge equal to ten percent (10%) of any amount due if not paid within three (3) days from the date required to be paid hereunder. In addition, any payment due under this Lease not paid within ten (10) days after the date herein specified to be paid shall bear interest from the date such payment is due to the date of actual payment at the rate of eighteen percent (18%) per annum or the highest lawful rate of interest permitted by Texas or federal law, whichever rate of interest is lower. Finally, Tenant shall also immediately pay to Landlord without demand a fee of Twenty- Five and No/100 Dollars ($25.00) to help defray the additional cost of handling and accounting with respect to each payment which is tendered to Landlord by or on Tenant's behalf and which payment is dishonored for any reason by the maker's financial institution. The $25.00 fee is, however, expressly subject to change during the Lease Term and any renewal or extension thereof upon ten (10) days prior written notice thereof by Landlord to Tenant. Further, Tenant expressly agrees upon notice thereof from Landlord (at Landlord's sole option) to pay all future obligations of Tenant to Landlord hereunder (including, but not limited to, any rental due hereunder) by certified or cashier's check or prepaid money order following the dishonor of two (2) of Tenant's tendered payments.

(k) Security Deposit. Landlord shall hold Tenant's Security Deposit without interest, and the same shall not be considered prepaid rent or a measure of Landlord's damages in case of default by Tenant. The remaining balance of the Security Deposit (after application of any part thereof in accordance with Paragraph 14(b) or for necessary repairs to the Premises), if any, shall be refundable to Tenant within thirty (30) days after termination of this Lease; provided, however, in the event that any obligations of Tenant have not yet been fully paid, performed and discharged (whether by virtue of not yet being actually calculated, known, liquidated or performable, such as the final calculation of Additional Rental for Tenant's proportionate share of the Actual Operating Expenses in excess of the Operating Expense Stop for the year in which the Lease terminates, or otherwise), then the remaining balance of the Security Deposit, if any, shall be refundable to Tenant within thirty (30) days after all such obligations of Tenant have been fully paid, performed and discharged.

(1) Access to Premises. Tenant agrees that Landlord and its agents may enter the Premises for the purpose of inspecting and making such repairs (structural or otherwise), additions, improvements, changes or alterations to the Premises or the Building as may be permitted or required under this Lease or as Landlord may elect, and to exhibit the same to prospective purchasers, mortgagees or tenants. In the event of any such repairs, additions, improvements, changes or alterations, Tenant shall cooperate with Landlord to facilitate Landlord's efforts. Landlord's entries in the Premises shall be preceded by reasonable notice (except in the case of an emergency) and shall interfere with Tenant's use and occupancy of the Premises for the Permitted Use only to the extent reasonably necessary to effectuate such purposes.

(m) Notices. Notices hereunder must be hand-delivered or sent by registered or certified mail, return receipt requested, postage prepaid, addressed, if to Landlord, at 5220 Spring Valley Road, Dallas, Texas 75254, Attention: Building Manager, with a copy to Spring Valley Center, Ltd., 315 Central Park West, Suite 1200, New York, New York 10025, Attention: Sinclair Haberman and if to Tenant, at the address specified for Tenant in Paragraph l(a) above prior to the Commencement Date and to the Premises thereafter, or to such other address as may be specified by written notice actually received by Landlord. Except to the extent actual receipt of notice is required pursuant to the terms and provisions of Paragraph 19(w) below, all notices (including, but not limited to, any copies), shall be deemed given upon tender of delivery (in the case of a handdelivered notice) or upon the first attempted delivery by United States Postal Service (in the case of a registered or certified letter), provided that no notice of either party's change of address shall be effective until fifteen (15) days after the addressee's actual receipt thereof.

(n) Acceptance of Premises and Building by Tenant. LANDLORD HEREBY DISCLAIMS ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY THAT THE PREMISES ARE SUITABLE FOR TENANT'S INTENDED PURPOSE OR USE. THE TAKING OF POSSESSION BY TENANT SHALL BE CONCLUSIVE EVIDENCE THAT TENANT:

(i) ACCEPTS THE PREMISES AS SUITABLE FOR THE PURPOSES FOR WHICH THEY

WERE LEASED;

(ii) ACCEPTS THE BUILDING AND PROJECT AND EVERY PART AND APPURTENANCE THEREOF AS BEING IN GOOD AND SATISFACTORY CONDITION; AND

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(iii) WAIVES ANY DEFECTS IN THE PREMISES, BUILDING AND PROJECT AND ITS AND THEIR APPURTENANCES EXISTING NOW OR IN THE FUTURE, EXCEPT THAT TENANT'S TAKING OF POSSESSION SHALL NOT BE DEEMED TO WAIVE LANDLORD'S COMPLETION OF MINOR FINISH WORK ITEMS WITH REGARD TO THE PREMISES THAT DO NOT INTERFERE WITH TENANT'S OCCUPANCY OF THE PREMISES. TENANT ACKNOWLEDGES THE DISCLAIMER BY LANDLORD SET FORTH HEREIN AND WAIVES ALL CLAIMS BASED ON ANY IMPLIED WARRANTY OF SUITABILITY. FURTHERMORE, TENANT CONFIRMS THAT ITS OBLIGATIONS TO PAY BASIC RENTAL, ADDITIONAL RENTAL AND OTHER AMOUNTS OF MONEY DUE TO LANDLORD HEREUNDER ARE NOT DEPENDENT ON THE CONDITION OF THE PREMISES, THE BUILDING AND/OR THE PROJECT, THE COMPLETION OF ANY MINOR FINISH WORK ITEMS OR THE PERFORMANCE BY LANDLORD OF ITS OBLIGATIONS HEREUNDER. TENANT SHALL CONTINUE TO PAY BASIC RENTAL, ADDITIONAL RENTAL AND OTHER AMOUNTS OF MONEY DUE TO LANDLORD HEREUNDER, WITHOUT ABATEMENT, SETOFF OR DEDUCTION, NOTWITHSTANDING ANY BREACH OR ALLEGED BREACH BY LANDLORD OF ITS OBLIGATIONS HEREUNDER.

(o) Building Name. Landlord shall have the exclusive right at all times during the Lease Term to change, modify, add to or otherwise alter the name of the Building, and Landlord shall not be liable for claims or damages of any kind which may be attributed thereto or result therefrom.

(p) Landlord's Lien. In addition to the statutory landlord's lien, Landlord shall have (and Tenant hereby expressly grants to Landlord) at all times an express contractual Landlord's lien and a valid security interest in and to all of the rights, titles, liens and interests which may be granted to a secured party under the Uniform Commercial Code in force in the State of Texas to secure payment of all rentals and other sums of money becoming due hereunder from Tenant, and to secure payment of any damage or loss which Landlord may suffer by reason of the breach by Tenant of any covenant, agreement or condition contained herein, upon all goods, wares, equipment, fixtures, furniture, improvements, contract rights, general intangibles, and other personal property of Tenant presently or which may hereafter be situated in the Premises and all proceeds therefrom, and such property shall not be removed therefrom without the written consent of Landlord until all arrearages in rent as well as any and all other sums of money then due to Landlord hereunder shall first have been paid and discharged and all the covenants, agreements and conditions hereof have been fully complied with and performed by Tenant. Upon the occurrence of an event of default by Tenant, Landlord may, in addition to any other remedies provided herein, or at law or in equity, enter upon the Premises and take possession of any and all goods, wares, equipment, fixtures, furniture, improvements and other personal property of Tenant situated in the Premises, without liability for trespass or conversion, and sell the same at one or more public or private sale or sales, with or without having such property at the sale or sales, after giving Tenant reasonable notice of the time and place of any public sale or of the time after which any private sale is to made, at which sale(s) Landlord or its assigns may purchase unless otherwise prohibited by law. Unless otherwise provided by law, and without intending to exclude any other manner of giving Tenant reasonable notice, the requirement of reasonable notice shall be met if such notice is given at least five (5) days before the time of sale. Such notice shall be deemed to be delivered if personally delivered or when deposited in the United States mail, postage prepaid, certified or registered mail (with or without return receipt requested), addressed to the parties hereto at the address as shown herein, whether or not actually received. The proceeds from any such disposition, less any and all expenses connected with the taking of possession, holding and selling of the property (including reasonable attorneys' fees and other expenses), shall be applied as a credit against the indebtedness secured by the security interest granted in this paragraph. Any surplus shall be paid to Tenant or as otherwise required by law; and Tenant shall pay any deficiencies to Landlord immediately upon demand. Upon request by Landlord, Tenant agrees to periodically execute and deliver to Landlord from time-to-time one or more financing statements in form sufficient to perfect the security interest of Landlord in the aforementioned property and proceeds thereof under the provisions of the Uniform Commercial Code in force in the State of Texas. The statutory lien for rent is not hereby waived, the security interest herein granted being in addition and supplementary thereto. Landlord shall be entitled to file a carbon, photographic or other reproduction of this Lease as a financing statement as is permitted under section 9.402(a) of the Texas Business and Commerce Code as the same may be amended, revised, replaced or supplemented from time to time.

(q) Authority To Sign Lease. If Tenant is a corporation or a partnership (general or limited), or any other legal entity, each person(s) signing this Lease as an officer or partner or other authorized signatory of Tenant represents to Landlord that such person(s) is authorized to execute this Lease without the necessity of obtaining any other signature of any other officer or partner, or other person or entity, that the execution of this Lease has been authorized by the board of directors of the corporation or by the partners of the partnership, or by the other parties or persons authorized to do so on behalf of such other entity, as the case may be, and that this Lease is fully binding on, and enforceable against, Tenant. Landlord reserves the right to request evidence of the approval of this Lease and authorization of Tenant's signatories to bind Tenant, which evidence shall be satisfactory in form and content to Landlord and its counsel.

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(r) Attorneys' Fees. Costs and Expenses. In the event either party is in default beyond any applicable grace and/or notice and opportunity to cure period in the performance of any of the terms of this Lease and the other party employs an attorney in connection .therewith, the non-prevailing party agrees to pay the prevailing party's reasonable attorneys' fees and costs of suit. Whenever any request or action by Tenant reasonably causes Landlord to engage an attorney (including an in-house attorney of Landlord or any of its affiliates) or incur any other costs or expenses, Tenant agrees that it shall pay or reimburse Landlord for such costs and expenses upon demand.

(s) Execution of Lease. The submission of this Lease for examination does not constitute a reservation of or option for the Premises or any other space within the Building and shall vest no right in either party. This Lease shall become effective only upon the full execution and delivery hereof by all of the parties hereto.

(t) No Attornment. All checks tendered to Landlord as and for the Basic Rental and/or Additional Rental or any other payments required hereunder shall be deemed payments for the account of Tenant. Acceptance by Landlord of Basic Rental and/or Additional Rental and/or any other payments from anyone other than Tenant shall not be deemed to operate as an attornment to Landlord by the payor of such Basic Rental and/or Additional Rental and/or any other payments or as a consent by Landlord to an assignment of this Lease or subletting by Tenant of the Premises or any portion thereof to such payor, or as a modification of any of the provisions of this Lease.

(u) Arms-Length Transaction. This Lease has been entered into by the undersigned after arms-length negotiation, with each party acknowledging that it and its counsel, if it so chooses, have had an opportunity to review and negotiate the terms and provisions of this Lease, and therefore, the parties agree that this Lease shall not be construed against Landlord on the ground that Landlord's representatives prepared this Lease.

(v) Confidentiality. Notwithstanding anything to the contrary contained elsewhere herein, Tenant hereby acknowledges any and all information regarding this Lease and the terms and provisions hereof (including, but not limited to, those relating to the Term, Basic Rental, Additional Rental, Security Deposit, Operating Expense Stop, renewal rights and/or Finish Work obligations) shall be treated as confidential information and further, that if any such confidential information is disclosed to third parties, Landlord may suffer damages and irreparable harm. In connection therewith, Tenant hereby expressly understands, acknowledges and agrees (i) Tenant shall not disclose any of the terms and provisions of this Lease (as the same may hereafter be amended), to any party other than the Landlord, Landlord's attorneys, investors, agents or representatives, or Tenant's agents, representatives, attorneys, consultants or potential institutional lenders, and other than as required by applicable law or process of law, without the prior express written consent of Landlord (which consent shall not be unreasonably withheld or delayed); and (ii) that Landlord is relying on Tenant's covenant not to disclose any of the contents or information contained in the Lease to any party other than as expressly provided elsewhere herein (all of which is deemed to be confidential information by the provisions hereof). Tenant hereby indemnifies and agrees to hold Landlord harmless of, from and against any and all loss, cost, expense, damage or liability (including, but not limited to, reasonable attorneys' fees and costs of suit) arising out of or related to Tenant's breach of said confidentiality requirement. Tenant further agrees that, in the event of any breach or threatened breach by Tenant, Landlord may avail itself of any remedy available at law or in equity including, but not limited to, obtaining injunctive relief. The foregoing covenants and indemnity shall expressly survive the expiration or earlier termination of this Lease.

(w) Notice and Cure. In the event of any act or omission by Landlord which would give Tenant the right to seek or obtain damages from Landlord or the right to terminate this Lease by reason of a constructive or actual eviction from all or part of the Premises or otherwise, Tenant shall not sue for such damages or exercise any such right to terminate unless and until Tenant shall have first given written notice of such act or omission to Landlord and to the holder(s) of the indebtedness or other obligations secured by any mortgage or deed of trust affecting the Premises (if previously identified by name and mailing address to Tenant in writing), and a reasonable period of time [not less than thirty (30) days] for commencing to remedy such act or omission shall have elapsed following the actual receipt of such notice, during which time Landlord and such holder(s), or any of them, their agents or employees, shall be entitled to enter upon the Premises and do therein whatever may be necessary to remedy such act or omission. During the period after the actual receipt of such notice and during the remedying of such act or omission, the Basic Rental payable by Tenant for such period as provided in this Lease shall be abated and apportioned only to the extent that any part of the Premises shall be untenantable.

(x) Limitation of Tenant's Time to Sue.

(i) Commencement of Action. Notwithstanding anything to the contrary contained or implied elsewhere herein, to the extent permitted by applicable law, any claim, demand, action, cause of action, right or defense by Tenant which arises out of or is related to this Lease shall be barred and may not be made, filed, brought, interposed or prosecuted unless Tenant commences an action thereon or interposes a defense by reason thereof, within six (6) months after the date of the action, inaction, omission or event that gave rise to such claim, demand, action, cause of action, right or defense (time being expressly of the essence).

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(ii) Tenant Acknowledgment. Tenant expressly understands and acknowledges, after having consulted with legal counsel of Tenant's choice, that the purpose and effect of Paragraph 19(w) is to substantially shorten the time period within which Tenant would otherwise have to raise such claims, demands, actions, causes of action, rights or defenses.

(y) Exhibits and Riders. The following exhibits and riders are attached hereto, incorporated herein and made a part of this Lease for all purposes:

Exhibit "A": Floor Plan of Premises

Exhibit "B": Property Description

Exhibit "C": Rules and Regulations

Riders: (check if attached and applicable)

Rider (I) Renewal Option

Rider (II)

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Lease as of the day and year first above written.

LANDLORD:

SPRING VALLEY CENTER, DALLAS, LLP.

By: SPRING VALLEY CENTER - DALLAS, CORP.

its.JVIanager

Name: Sinclair Haberman

Title: Secretary

TENANT:

MESA ENERGY. INC.

Randy M. Griffin

Title: Principal

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EXHIBIT "A"

FLOOR PLAN OF PREMISES

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EXHIBIT "B"

PROPERTY DESCRIPTION

Being a 2.296 acre tract of land situated in the John Witt Survey, abstract No. 1584, Dallas County, Texas and being a part of the City of Dallas Block No. 7006, and also being a part of the Herschel V. Forester 7.849 acre tract as recorded in Volume 74110, Page 0675 of the Deed Records of Dallas County, Texas, and being described as follows:

BEGINNING at the Northwest Corner of said 2.296 acre tract, a point in the south right of way of Spring Valley Road, said point being 477.76 feet from the east right of way of Dallas North Parkway;

THENCE S. 84 degree 17'56" E with the South Line of Spring Valley Road a distance of 141.61 feet to the beginning of a curve to the left;

THENCE Easterly continuing with the South Line of Spring Valley Road and along the arc of a curve to the left having a radius of 1050.00 feet and a central angle of 03 degree 45' 40" a distance of 68.93 feet;

THENCE South a distance of 468.50 feet to the most Southerly Southwest corner of Herschel V. Forester tract;

THENCE West with the South line of the said Forester tract a distance of 209.68 feet;

THENCE North a distance of 487.16 feet to the South line of Spring Valley Road (1 100' R.O.W.), to the PLACE OF

BEGINNING.

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EXHIBIT "C"

STANDARD FORM OFFICE LEASE AGREEMENT

RULES AND REGULATIONS

1. No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed or printed or affixed on or to any part of the outside, or inside of the Building without the written consent of Landlord first had and obtained and Landlord shall have the right to remove any such sign, placard, picture, advertisement, name or notice without notice to and at the expense of Tenant.

Tenant shall not place anything or allow anything to be placed near the glass of any window, door, partition or wall which may appear unsightly from outside the Premises; provided, however, that Tenant may furnish and install a Building standard window covering at all exterior windows. Tenant shall not without the prior written consent of Landlord sunscreen any window.

Tenant shall cooperate with Landlord in obtaining maximum effectiveness of the cooling systemby closing blinds when the sun's rays fall directly on windows of the Premises. Tenant shall not obstruct, alter or in any way impair the efficient operation of Landlord's heating, lighting, ventilating and air conditioning system and shall not place bottles, machines, parcels or any other articles on the induction unit enclosure so as to interfere with air flow. Tenant shall not tamper with or change the setting of any thermostats or temperature control valves.

2. The sidewalks, halls, passages, exits, entrances, elevators and stairways shall not be obstructed by Tenant or used by Tenant for any purpose other than for ingress and egress to and from the Premises.

3. Tenant shall not alter any lock or install any new or additional locks or any bolts on any doors or windows of the Premises.

4. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind, including sweepings, rubbish, rags, sanitary napkins, food and coffee grounds, whatsoever shall be thrown therein and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose employees or invitees, shall have caused it.

5. Tenant shall not overload the floor of the Premises or in any way deface the Premises or any part thereof.

6. No furniture, freight or equipment of any kind shall be brought into or removed from the Building without prior written notice to Landlord and all moving of the same into or out of the Building shall be done at such time and in such manner as Landlord shall designate. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy equipment brought into the Building and also the times and manner of moving the same in and out of the Building. Safes or other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property from any cause and all damage done to the Building by moving or maintaining any such safe or other property shall be repaired at the sole cost and expense of Tenant.

7. Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to the Landlord or other occupants of the Project by reason of noise, odors and/or vibrations, or interfere in any way with other tenants or those having business therein, nor shall any animals or birds be brought in or kept in or about the Premises, the Project or the Building.

8. It is agreed and understood that the authorized use of the Premises is for general office occupancy and no cooking shall be done or permitted by any Tenant on the Premises, nor shall the Premises be used for the storage of merchandise, for washing clothes, for lodging, or for any improper, objectionable or immoral purposes. All coffee makers shall be plugged into timers for automatic shut-off after business hours.

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9. Tenant shall not use or keep in the Premises, the Project or the Building any kerosene, gasoline or flammable or combustible fluid or material, or use any method of heating or air conditioning other than that supplied by Landlord.

10. Landlord will direct electricians as to where and how telephone and telegraph wires are to be introduced. No boring or cutting for wires will be allowed without the prior written consent of the Landlord. The location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to the prior written approval of Landlord. Tenant shall not mark, paint, drill into or in any way deface any part of the Premises or the Building.

11. Normal business hours of the Project are currently from 7:00 A.M. to 6:00 P.M. on all days other than Saturdays, Sundays and legal holidays and from 8:00 A.M. to 1:00 P.M. on all Saturdays other than legal holidays. At all hours other than the current normal business hours of the Project previously described, access to the Project, or to the hall, corridors, elevators or stairways in the Building, or to the Premises may be refused unless the person seeking access is known to the person or employee of the Project in charge and has a pass or is otherwise properly identified. Landlord shall in no case be liable for damages for any error with regard to admission to or exclusion from the Building or the Project of any person. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building or the Project during the continuance of the same by closing of the doors or otherwise, for the safety of the tenants and protection of the Project and the Building and property in the Project and the Building.

12. Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the rules and regulations of the Project.

13. No vending machines or machines of any description shall be installed, maintained or operated upon the Premises without the prior written consent of the Landlord.

14. Landlord shall have the right, exercisable without notice and without liability to Tenant, to change the name and street address of the Building of which the Premises are a part.

15. Tenant shall not disturb, solicit, or canvass any occupant of the Project and shall cooperate to prevent same.

16. Without the written consent of Landlord, Tenant shall not use the name of the Project in connection with or in promoting or advertising the business of Tenant except as Tenant's address.

17. Landlord shall have the right to control and operate the public portions of the Project, and the public facilities, and heating and air conditioning, as well as facilities furnished for the common use of the tenants, in such manner as it deems best for the benefit of the tenants generally.

18. All entrance doors in the Premises shall be left locked when the Premises are not in use, and all doors opening to public corridors shall be kept closed except for normal ingress and egress to and from the Premises.

19. Landlord shall have the right to prohibit any advertising by Tenant which, in Lessor's sole judgment, discretion and opinion, tends to impair the reputation of the Project or its desirability as an office building, and upon receipt of written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

20. Landlord shall not be responsible for personal property lost or stolen from the Premises or any public area in the Project regardless of whether such area is locked or not.

21. No waiver by Landlord of any of these Rules and Regulations shall be deemed to be a waiver of the right to thereafter elect to enforce such Rules and Regulations. No delay or omission by Landlord in exercising any right or remedy under the Lease or in enforcing any such right or remedy shall waive the right to enforce such Rules and Regulations and any and all right and remedy granted under the Lease or be construed as a waiver thereof or an acquiescence therein.

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22. Building "Move In" and "Move Out" Procedures- The Loading zone is located behind the building and may be scheduled for use all day on Saturdays and Sundays, or after 5:30 p.m. on weekdays. There is one (1) freight elevator available for use. No deliveries will be allowed through the front entrance doors. The following guidelines must be strictly adhered to and complied with by Lessee;

1. Provide hardboard coverings or masonite for all tiled/granite and carpeted floors and protect corridor walls with R-4 insulation.

2. Remove all garbage, boxes and other material from the building each day using tenants own trucks.

3. Any damage to the building occurring during the moving process will be the responsibility of Moving Company and Tenant.

4. Provide proof of General Liability and Workers Compensation. Please refer to the building's requirements.

23. Lessee and its employees, agents and invitee shall park their vehicles only in those parking areas designated by Lessor. Lessee shall furnish Lessor with state automobile license numbers of Lessee's vehicles and its employee's vehicles within five days after taking possession of the lease premises and shall notify Lessor of any proposed change prior thereto. Lessee shall not leave any vehicle in a state of disrepair (including without limitation, flat tires, out of date inspection stickers or license plates) on the leased premises or project. If Lessee or its employees, agents, invitees park their vehicles in areas other than the designated parking areas or leave any vehicle in a state of disrepair, Lessor, shall have the right without notice to remove such vehicles at Lessee's risk and expense.

24. No recreational vehicles to be parked or stored in building parking garage or surface parking areas.

25. Tenant acknowledges that young children are not allowed on Premises on a consistant and regular basis during normal working hours. Children must be accompanied and supervised by an adult at all times on Premises. Landlord reserves the right to request that parents and/or guardians remove children from the Premises in the event of screaming, crying or unfavorable conduct on the Premises.

26. All offices that have glass entry doors and or windows that permit other tenants and invitees to view into Tenant's lease premises from the lobby and lobby areas of the building, including elevator lobbies, in the opinion of the Landlord shall maintain that portion of the lease premises in a neat and uncluttered manner and be decorated and furnished in a style that is in conformity and harmony with the adjacent areas. In the event Landlord, in its reasonable opinion, determines that Tenant is not in conformity with the foregoing requirements and Tenant, after 30 days written notice by Landlord fails to comply with the foregoing, Landlord shall have the right to remove such glass doors and orwindows and replace with building standard wood doors and walls and Tenant will reimburse Landlord's actual cost plus 20% within 10 days receipt of invoice for work. Failure to make payment within said 10 day period, shall constitute a default in this Lease.

27. Landlord reserves the absolute right to rescind or modify any or all of these Rules and Regulations, and to promulgate such other and additional Rules and Regulations as it shall deem necessary or desirable. Upon receipt of a written copy of new or modified Rules and Regulations from Landlord, Tenant shall be thereafter bound as if said Rules and Regulations had been originally included herein.

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RIDER I

RENEWAL OPTION

Tenant shall have one (1) option to renew the term of the Lease for a period of six (6) months ("Renewal Term"). The annual base rental rate per rentable square foot of the leased premises shall be determined based solely upon the greater of (i) market rental rate or (ii) the total gross rental rate (base rent plus escalation) being paid by Tenant at the time when the Renewal Term commences. If Tenant desires to exercise the Renewal Term, it shall advise Landlord in writing by registered mail, postage prepaid, return receipt requested, at the address of Landlord set forth in Paragraph 19 M hereof, at least ninety (90) days in advance prior to the expiration of the original lease term of this Lease. If the parties hereto are unable to agree in writing as to the base rental rule for the Renewal Term within ninety (90) days after the exercise of this Renewal Option, then this Lease shall end on the expiry of the term and this Renewal Option" shall be null and void."

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